The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


       Subject to completion, Pricing Supplement dated December 27, 2004

PROSPECTUS Dated November 10, 2004                 Pricing Supplement No. 18  to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-117752
Dated November 10, 2004                          Dated                    , 2005
                                                                  Rule 424(b)(3)

                                       $
                                 Morgan Stanley

                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                            Senior Fixed Rate Notes
                            -----------------------

                         9% SPARQS due January 30, 2006
                          Mandatorily Exchangeable for
           Shares of Class A Common Stock of ABERCROMBIE & FITCH CO.
     Stock Participation Accreting Redemption Quarterly-pay Securities(SM)
                                 ("SPARQS(R)")

The SPARQS will pay 9% interest per year but do not guarantee any return of principal at maturity. Instead, the SPARQS will pay at maturity a number of shares of Abercrombie & Fitch Co. Class A common stock, subject to our right to call the SPARQS for cash at any time beginning July 30, 2005.

o    The principal amount and issue price of each SPARQS is $          , which
     is equal to the closing price of Abercrombie & Fitch Class A common stock on the day we price the SPARQS for initial sale to the public.

o    We will pay 9% interest (equivalent to $        per year) on the $
     principal amount of each SPARQS. Interest will be paid quarterly, beginning April 30, 2005.

o At maturity, unless we have called the SPARQS for the cash call price, you will receive one share of Abercrombie & Fitch Class A common stock in exchange for each SPARQS, subject to adjustment for certain corporate events relating to Abercrombie & Fitch Co. The maturity of the SPARQS may be accelerated under limited circumstances, including in the event of a substantial decline in the price of Abercrombie & Fitch Class A common stock.

o Beginning July 30, 2005, we have the right to call all of the SPARQS at any time and pay to you the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call which is expected to be 12% to 15% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The yield to call will be determined on the day we price the SPARQS for initial sale to the public. The calculation of the call price for any call date takes into account the time value of all of the payments made per SPARQS from the date of issuance to and including the applicable call date.

o If we decide to call the SPARQS, we will give you notice at least 10 but not more than 30 days before the call date specified in the notice.

o Investing in SPARQS is not equivalent to investing in Abercrombie & Fitch Class A common stock. You will not have the right to exchange your SPARQS for Abercrombie & Fitch Class A common stock prior to maturity.

o Abercrombie & Fitch Co. is not involved in this offering of SPARQS in any way and will have no obligation of any kind with respect to the SPARQS.

o We will apply to list the SPARQS to trade under the proposed symbol "ABH" on the American Stock Exchange LLC.

o    The CUSIP number for the SPARQS is 61746Y767.

You should read the more detailed description of the SPARQS in this pricing supplement. You should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of SPARQS."

The SPARQS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-8.

                      ----------------------------------

                           PRICE $         PER SPARQS

                      ----------------------------------

                                Price to          Agent's         Proceeds to
                               Public(1)       Commissions(2)      Company(1)
Per SPARQS.................         $                 $                 $
Total......................         $                 $                 $

------------------

(1)  Plus accrued interest, if any, from the original issue date.
(2) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the SPARQS(R) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The SPARQS offered are medium-term debt securities of Morgan Stanley. The return on the SPARQS at maturity is linked to the performance of the Class A common stock of Abercrombie & Fitch Co., which we refer to as Abercrombie & Fitch Stock, subject to our right to call the SPARQS for cash at any time on or after July 30, 2005.

     "Stock Participation Accreting Redemption Quarterly-pay Securities" and "SPARQS" are our service marks.

Each SPARQS costs $             We, Morgan Stanley, are offering 9% Stock
                                Participation Accreting Redemption
                                Quarterly-pay SecuritiesSM due January 30,
                                2006, Mandatorily Exchangeable for Shares of
                                Class A Common Stock of Abercrombie & Fitch
                                Co., which we refer to as the SPARQS. The
                                principal amount and issue price of each SPARQS
                                is $         , which is equal to the closing
                                price of Abercrombie & Fitch Stock on the day we price the SPARQS for initial sale to the public.

                                The original issue price of the SPARQS includes the agent's commissions paid with respect to the SPARQS and the cost of hedging our obligations under the SPARQS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the SPARQS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the SPARQS. See "Risk Factors--The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of SPARQS--Use of Proceeds and Hedging."

No guaranteed return of         Unlike ordinary debt securities, the SPARQS do
principal                       not guarantee any return of principal at
                                maturity. Instead the SPARQS will pay an amount of Abercrombie & Fitch Stock at the scheduled maturity date, subject to our prior call of the SPARQS for the applicable call price in cash.
                                Investing in SPARQS is not equivalent to investing in Abercrombie & Fitch Stock. If at maturity (including upon an acceleration of the SPARQS) the closing price of Abercrombie &
                                Fitch Stock has declined from the closing price on the day we price the SPARQS for initial sale to the public, your payout will be less than the principal amount of the SPARQS. In certain cases of acceleration described below under "--The maturity date of the SPARQS may be accelerated," you may instead receive an early cash payment on the SPARQS.

9% interest on the              We will pay interest on the SPARQS, at the rate
principal amount                of 9% of the principal amount per year,
                                quarterly on April 30, 2005, July 30, 2005,
                                October 30, 2005 and the maturity date. If we call the SPARQS, we will pay accrued but unpaid interest on the SPARQS to but excluding the applicable call date. The interest rate we pay on the SPARQS is more than the current dividend rate on Abercrombie & Fitch Stock.

Payout at maturity              If we have not called the SPARQS and the
                                maturity of the SPARQS has not accelerated, we
                                will deliver to you at the scheduled maturity
                                date a number of shares of Abercrombie & Fitch
                                Stock equal to the exchange ratio for each
                                $        principal amount of SPARQS you hold.
                                The initial exchange ratio is one share of

                                Abercrombie & Fitch Stock per SPARQS, subject to adjustment for certain corporate events relating to Abercrombie & Fitch Co., which we refer to as Abercrombie & Fitch. You do not have the right to exchange your SPARQS for Abercrombie & Fitch Stock prior to maturity.

                                You can review the historical prices of
                                Abercrombie & Fitch Stock in the section of this pricing supplement called "Description of SPARQS--Historical Information."

                                If January 20, 2006, the final call notice date, is not a trading day or a market disruption event occurs on that day and we elect to call the SPARQS, both the final call notice date and the scheduled maturity date of the SPARQS will be postponed so that the maturity date will be the tenth calendar day after we send notice of our election. See the section of this pricing supplement called "Description of SPARQS--Maturity Date." The maturity of the SPARQS will be accelerated under the circumstances described below under "--The maturity date of the SPARQS may be accelerated."

Your return on the              The return investors realize on the SPARQS may
SPARQS may be limited           be limited by our call right. We have the
by our call right               right to call all of the SPARQS at any time
                                beginning July 30, 2005, including at maturity, for the cash call price, which will be calculated based on the call date. The call price will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, gives you a yield to call of 12% to 15% per annum on the issue price of each SPARQS from and including the date of issuance to but excluding the call date. The yield to call will be determined on the day we price the SPARQS for initial sale to the public.

                                You should not expect to obtain a total yield (including interest payments) of more than 12% to 15% per annum on the issue price of the SPARQS to the call date. If we call the SPARQS, you will receive the cash call price and not Abercrombie & Fitch Stock or an amount based upon the closing price of Abercrombie & Fitch Stock.

                                The yield to call, and the call price for a particular call date that the yield to call implies, takes into account the time value of any periodic payments that are made on a given investment. That is, in the case of the SPARQS, the yield to call assumes that an investor in the SPARQS earns the yield to call rate on a particular cash flow on the SPARQS, such as an interest payment or the payment of the call price on a particular call date, from the date of issuance of the SPARQS to but excluding the date of the applicable payment. As a result, the call price for any call date is an amount per SPARQS such that the present value of all of the payments made on the SPARQS to and including the applicable call date (i.e., including the call price and all of the interest payments), when discounted to the date of issuance from the payment date of those cash flows at a yield to call rate of 12% to 15% per annum, equals the issue price of the SPARQS.

                                If we call the SPARQS, we will do the
                                following:

                                o  send a notice announcing that we have
                                   decided to call the SPARQS;

                                o specify in the notice a call date when you will receive payment in exchange for delivering your SPARQS to the trustee; that call date will not be less than 10 nor more than 30 days after the date of the notice; and

                                o specify in the notice the cash call price that we will pay to you in exchange for each SPARQS.

                                If we were to call the SPARQS on July 30, 2005, which is the earliest day on which we may call the SPARQS, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date, would
                                be $         per SPARQS. If we were to call the
                                SPARQS on the scheduled maturity date, the total payment you would receive on the SPARQS, including interest paid from the date of issuance through the call date (which is the same date that would have otherwise been the scheduled maturity date), would be $ per SPARQS.

The yield to call on the        The yield to call on the SPARQS is expected to
SPARQS is expected to be 12%    be 12% to 15% per annum, and will be determined
to 15%                          on the day we price the SPARQS for initial sale
                                to the public. This means that the annualized rate of return that you will receive on the issue price of the SPARQS if we call the SPARQS is expected to be 12% to 15% per annum. The calculation of the yield to call takes into account the issue price of the SPARQS, the time to the call date, and the amount and timing of interest payments on the SPARQS, as well as the call price. If we call the SPARQS on any particular call date, the call price will be an amount so that the yield to call on the SPARQS to but excluding the call date will be 12% to 15% per annum.

The maturity date of the        The maturity date of the SPARQS will be
SPARQS may be                   accelerated upon the occurrence of either
accelerated                     of the following events:

                                o a price event acceleration, which will occur if the closing price of Abercrombie & Fitch Stock on any two consecutive trading days is less than $2.00 (subject to adjustment for certain corporate events related to Abercrombie & Fitch); and

                                o an event of default acceleration, which will occur if there is an event of default with respect to the SPARQS.

                                The amount payable to you will differ depending on the reason for the acceleration.

                                o If there is a price event acceleration, we will owe you (i) a number of shares of Abercrombie & Fitch Stock at the then current exchange ratio and (ii) accrued but unpaid interest to but excluding the date of acceleration plus an amount of cash determined by the Calculation Agent equal to the sum of the present values of the remaining scheduled payments of interest on the SPARQS (excluding such accrued but unpaid interest) discounted to the date of acceleration, as described in the section of this pricing supplement called "Description of SPARQS--Price Event Acceleration."

                                o If there is an event of default acceleration and if we have not already called the SPARQS in accordance with our call right, we will owe you (i) the lesser of (a) the product of
                                   (x) the closing price of Abercrombie & Fitch
                                   Stock, as of the date of such acceleration and (y) the then current exchange ratio and
                                   (b) the call price calculated as though the date of acceleration were the call date (but in no event less than the call price for the first call date) and (ii) accrued but unpaid interest to but excluding the date of acceleration.

                              o  If we have already called the SPARQS in
                                   accordance with our call right, we will owe you (i) the call price and (ii) accrued but unpaid interest to the date of acceleration.


                                The amount payable to you if the maturity of
                                the SPARQS is accelerated may be substantially
                                less than the $       principal amount of the
                                SPARQS.

The SPARQS may become           Following certain corporate events relating to
exchangeable into the           Abercrombie & Fitch Stock, such as a
common stock of                 stock-for-stock merger where Abercrombie &
companies other than            Fitch is not the surviving entity, you will
Abercrombie & Fitch             receive at maturity the common stock of a
                                successor corporation to Abercrombie & Fitch.
                                Following certain other corporate events relating to Abercrombie & Fitch Stock, such as a merger event where holders of Abercrombie &
                                Fitch Stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to Abercrombie & Fitch
                                Stock, you will receive at maturity the common stock of three companies in the same industry group as Abercrombie & Fitch in lieu of, or in addition to, Abercrombie & Fitch Stock, as applicable. In the event of such a corporate event, the equity-linked nature of the SPARQS would be affected. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of SPARQS--Antidilution Adjustments." You should read this section in order to understand these and other adjustments that may be made to your SPARQS.

MS & Co. will be the            We have appointed our affiliate, Morgan Stanley
calculation agent               & Co. Incorporated, which we refer to as MS &
                                Co., to act as calculation agent for JPMorgan
                                Chase Bank, N.A. (formerly known as JPMorgan
                                Chase Bank), the trustee for our senior notes.
                                As calculation agent, MS & Co. will determine the call price that you will receive if we call the SPARQS. MS & Co. will also calculate the amount payable per SPARQS in the event of a price event acceleration, adjust the exchange ratio for certain corporate events affecting
                                Abercrombie & Fitch Stock and determine the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events relating to
                                Abercrombie & Fitch Stock that we describe in the section of this pricing supplement called
                                "Description of SPARQS--Antidilution
                                Adjustments."

No affiliation with             Abercrombie & Fitch is not an affiliate of ours
Abercrombie & Fitch             and is not involved with this offering in any
                                way. The obligations represented by the SPARQS are obligations of Morgan Stanley and not of Abercrombie & Fitch.

Where you can find more         The SPARQS are senior notes issued as part of
information on the              our Series F medium-term note program. You can
SPARQS                          find a general description of our Series F
                                medium-term note program in the accompanying prospectus supplement dated November 10, 2004.
                                We describe the basic features of this type of
                                note in the sections called "Description of Notes--Fixed Rate Notes" and "--Exchangeable
                                Notes."

                                For a detailed description of the terms of the SPARQS, including the specific mechanics for exercise of our call right, you should read the "Description of SPARQS" section in this pricing supplement. You should also read about some of the risks involved in investing in SPARQS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the SPARQS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the SPARQS.

How to reach us                 Please contact your local Morgan Stanley branch
                                office or our principal executive offices at 1585 Broadway, New York, New York 10036
                                (telephone number (212) 761-4000).

                                  RISK FACTORS

     The SPARQS are not secured debt and are riskier than ordinary debt securities. Because the return to investors is linked to the performance of Abercrombie & Fitch Stock, there is no guaranteed return of principal. This section describes the most significant risks relating to the SPARQS. You should carefully consider whether the SPARQS are suited to your particular circumstances before you decide to purchase them.

SPARQS are not ordinary         The SPARQS combine features of equity and debt.
senior notes -- no              The terms of the SPARQS differ from those of
guaranteed return of            ordinary debt securities in that we will not
principal                       pay you a fixed amount at maturity. Our payout
                                to you at the scheduled maturity date will be a number of shares of Abercrombie & Fitch Stock, unless we have exercised our call right or the maturity of the SPARQS has been accelerated. If the closing price of Abercrombie & Fitch Stock at maturity (including upon an acceleration of the SPARQS) is less than the closing price on the day we price the SPARQS for initial sale to the public, and we have not called the SPARQS, we will pay you an amount of Abercrombie &
                                Fitch Stock or, under some circumstances, cash, in either case, with a value that is less than the principal amount of the SPARQS.

Your appreciation               The appreciation potential of the SPARQS is
potential is limited by         limited by our call right. The $
our call right                  issue price of one SPARQS is equal to the
                                closing price of one share of Abercrombie &
                                Fitch Stock on the day we price the SPARQS for initial sale to the public. If we exercise our call right, you will receive the cash call price described under "Description of
                                SPARQS--Call Price" below and not Abercrombie &
                                Fitch Stock or an amount based upon the closing price of Abercrombie & Fitch Stock. The payment you will receive in the event that we exercise our call right will depend upon the call date and will be an amount of cash per SPARQS that, together with all of the interest paid on the SPARQS to and including the call date, represents a yield to call of 12% to 15% per annum on the issue price of the SPARQS from the date of issuance to but excluding the call date. The yield to call will be determined on the day we price the SPARQS for initial sale to the public. We may call the SPARQS at any time on or after July 30, 2005, including on the maturity date. You should not expect to obtain a total yield (including interest payments) of more than 12% to 15% per annum on the issue price of the SPARQS to the call date.

Secondary trading               There may be little or no secondary market for
may be limited                  the SPARQS. Although we will apply to list the
                                SPARQS on the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the SPARQS but is not required to do so. If at any time MS
                                & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your SPARQS would likely be lower than if an active market existed.

Market price of the             Several factors, many of which are beyond our
SPARQS may be                   control, will influence the value of the SPARQS
influenced by many              in the secondary market and the price at which
unpredictable factors           MS & Co. may be willing to purchase or sell the
                                SPARQS in the secondary market. We expect that generally the trading price of Abercrombie &
                                Fitch Stock on any day will affect the value of the SPARQS more than any other single factor.
                                However, because we have the right to call the SPARQS at any time beginning July 30, 2005 for a call price that is not linked to the closing price of Abercrombie & Fitch Stock, the SPARQS may trade differently from Abercrombie & Fitch
                                Stock. Other factors that may influence the value of the SPARQS include:

                                o the volatility (frequency and magnitude of changes in price) of Abercrombie & Fitch Stock

                                o  geopolitical conditions and economic,
                                   financial, political, regulatory or judicial events that affect stock markets generally and that may affect Abercrombie & Fitch and the trading price of Abercrombie & Fitch Stock

                                o  interest and yield rates in the market

                                o the time remaining until we can call the SPARQS and until the SPARQS mature

                                o  the dividend rate on Abercrombie & Fitch
                                   Stock

                                o  our creditworthiness

                                o the occurrence of certain events affecting Abercrombie & Fitch that may or may not require an adjustment to the exchange ratio

                                Some or all of these factors will influence the price you will receive if you sell your SPARQS prior to maturity. For example, you may have to sell your SPARQS at a substantial discount from the principal amount if the trading price of Abercrombie & Fitch Stock is at, below, or not sufficiently above the initial closing price.

                                You cannot predict the future performance of Abercrombie & Fitch Stock based on its historical performance. The price of Abercrombie & Fitch Stock may decrease so that you will receive at maturity an amount of Abercrombie & Fitch Stock or, under some circumstances, cash, in either case, worth less than the principal amount of the SPARQS. In addition, there can be no assurance that the price of Abercrombie & Fitch Stock will increase so that you will receive at maturity an amount of Abercrombie & Fitch Stock worth more than the principal amount of the SPARQS. If we exercise our call right and call the SPARQS, you will receive the cash call price and not Abercrombie & Fitch Stock, and your yield to the call date (including all of the interest paid on the SPARQS) is expected to be 12% to 15% per annum on the issue price of each SPARQS, which may be more or less than the yield on a direct investment in Abercrombie & Fitch Stock.

The inclusion of                Assuming no change in market conditions or any
commissions and                 other relevant factors, the price, if any, at
projected profit from           which MS & Co. is willing to purchase SPARQS in
hedging in the original         secondary market transactions will likely be
issue price is likely to        lower than the original issue price, since the
adversely affect secondary      original issue price included, and secondary
market prices                   market prices are likely to exclude,
                                commissions paid with respect to the SPARQS, as well as the projected profit included in the cost of hedging our obligations under the SPARQS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.


If the SPARQS accelerate,       The maturity of the SPARQS will be accelerated
you may receive an              if there is a price event acceleration or an
amount worth                    event of default acceleration. The amount
substantially less than         payable to you if the maturity of the SPARQS is
the principal amount of         accelerated will differ depending on the reason
the SPARQS                      for the acceleration  and may be
                                substantially less than the principal amount of the SPARQS. See "Description of SPARQS--Price
                                Event Acceleration" and "Description of
                                SPARQS--Alternate Exchange Calculation in Case of an Event of Default."

Morgan Stanley is not           Abercrombie & Fitch is not an affiliate of ours
affiliated with                 and is not involved with this offering in any
Abercrombie & Fitch             way. Consequently, we have no ability to
                                control the actions of Abercrombie & Fitch, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity.
                                Abercrombie & Fitch has
                                no obligation to consider your interest as an investor in the SPARQS in taking any corporate actions that might affect the value of your SPARQS. None of the money you pay for the SPARQS will go to Abercrombie & Fitch.

Morgan Stanley may              We or our affiliates may presently or from time
engage in business with or      to time engage in business with Abercrombie &
involving Abercrombie &         Fitch without regard to your interests,
Fitch without regard to         including extending loans to, or making equity
your interests                  investments in, Abercrombie & Fitch or
                                providing advisory services to Abercrombie &
                                Fitch, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about Abercrombie & Fitch. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Abercrombie & Fitch. These research reports may or may not recommend that investors buy or hold
                                Abercrombie & Fitch Stock.

You have no shareholder         Investing in the SPARQS is not equivalent to
rights                          investing in Abercrombie & Fitch Stock. As an
                                investor in the SPARQS, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to Abercrombie & Fitch Stock. In addition, you do not have the right to exchange your SPARQS for Abercrombie & Fitch Stock prior to maturity.

The SPARQS may become           Following certain corporate events relating to
exchangeable into the           Abercrombie & Fitch Stock, such as a merger
common stock of                 event where holders of Abercrombie & Fitch
companies other than            Stock would receive all or a substantial
Abercrombie & Fitch             portion of their consideration in cash or a
                                significant cash dividend or distribution of property with respect to Abercrombie & Fitch
                                Stock, you will receive at maturity the common stock of three companies in the same industry group as Abercrombie & Fitch in lieu of, or in addition to, Abercrombie & Fitch Stock.
                                Following certain other corporate events, such as a stock-for-stock merger where Abercrombie &
                                Fitch is not the surviving entity, you will receive at maturity the common stock of a successor corporation to Abercrombie & Fitch.
                                We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called "Description of
                                SPARQS--Antidilution Adjustments." The
                                occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the SPARQS.

The antidilution                MS & Co., as calculation agent, will adjust the
adjustments the                 amount payable at maturity for certain events
calculation agent is            affecting Abercrombie & Fitch Stock, such as
required to make do not         stock splits and stock dividends, and certain
cover every corporate           other corporate actions involving Abercrombie &
event that could affect         Fitch, such as mergers. However, the
Abercrombie & Fitch             calculation agent will not make an adjustment
Stock                           for every corporate event that could affect
                                Abercrombie & Fitch Stock. For example, the calculation agent is not required to make any adjustments if Abercrombie & Fitch or anyone else makes a partial tender or partial exchange offer for Abercrombie & Fitch Stock. If an event occurs that does not require the calculation agent to adjust the amount of Abercrombie & Fitch Stock payable at maturity, the market price of the SPARQS may be materially and adversely affected.

The economic interests of       The economic interests of the calculation agent
the our calculation agent and   and other of our affiliates are potentially
other of affiliates are         adverse to your interests as an investor in the
potentially adverse to your     SPARQS.
interests
                                As calculation agent, MS & Co. will calculate the cash amount you will receive if we call the SPARQS and the amount payable to you in the event of a price acceleration and will determine what adjustments should be made to the exchange ratio to reflect certain corporate and other events and the appropriate underlying security or securities to be delivered at maturity in the event of certain reorganization events. Determinations made by MS & Co, in its capacity as calculation agent, including adjustments to the exchange ratio or the calculation of the amount payable to you in the event of a price event acceleration, may affect the amount payable to you at maturity or upon a price event acceleration of the SPARQS. See the sections of this pricing supplement called
                                "Description of SPARQS--Antidilution
                                Adjustments" and "--Price Event Acceleration."

                                The original issue price of the SPARQS includes the agent's commissions and certain costs of hedging our obligations under the SPARQS. The subsidiaries through which we hedge our obligations under the SPARQS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading             MS & Co. and other affiliates of ours will
activity by the calculation     carry out hedging activities related to the
agent and its affiliates        SPARQS, including trading in Abercrombie &
could potentially affect the    Fitch Stock as well as in other instruments
value of the SPARQS             related to Abercrombie & Fitch Stock. MS & Co.
                                and some of our other subsidiaries also trade
                                Abercrombie & Fitch Stock and other financial instruments related to Abercrombie & Fitch
                                Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the SPARQS for initial sale to the public could potentially affect the price of Abercrombie & Fitch Stock and, accordingly, potentially increase the issue price of the SPARQS and, therefore, the price at which Abercrombie & Fitch Stock must close before you would receive at maturity an amount of Abercrombie & Fitch Stock worth as much as or more than the principal amount of the SPARQS. Additionally, such hedging or trading activities during the term of the SPARQS could potentially affect the price of Abercrombie & Fitch Stock at maturity and, accordingly, if we have not called the SPARQS, the value of the Abercrombie & Fitch Stock, or in certain circumstances cash, you will receive at maturity, including upon an acceleration event.

Because the                     You should also consider the U.S. federal
characterization of the         income tax consequences of investing in the
SPARQS for U.S. federal         SPARQS. There is no direct legal authority as
income tax purposes is          to the proper tax treatment of the SPARQS, and
uncertain, the material         consequently our special tax counsel is unable
U.S. federal income tax         to render an opinion as to their proper
consequences of an              characterization for U.S. federal income tax
investment in the               purposes. Significant aspects of the tax
SPARQS are uncertain            treatment of the SPARQS are uncertain. Pursuant
                                to the terms of the SPARQS and subject to the discussion under "Description of SPARQS--United
                                States Federal Income Taxation--Non-U.S.
                                Holders," you have agreed with us to treat a SPARQS as an investment unit consisting of (i) a terminable forward contract and (ii) a deposit with us of a fixed amount of cash to secure your obligation under the terminable forward contract, as described in the section of this pricing supplement called "Description of SPARQS--United States Federal Income
                                Taxation--General." The terminable forward contract (i) requires you (subject to our call right) to purchase Abercrombie & Fitch Stock from us at maturity, and (ii) allows us, upon exercise of our call right, to terminate the terminable forward contract by returning your deposit and paying to you an amount of cash equal to the difference between the call price and the deposit. If the Internal Revenue
                                Service (the "IRS") were successful in
                                asserting an alternative characterization for the SPARQS, the timing and character of income on the SPARQS and your tax basis for Abercrombie & Fitch Stock received in exchange for the SPARQS might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the SPARQS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of
                                SPARQS--United States Federal Income Taxation."

                                If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of SPARQS--United States Federal Income Taxation--Non-U.S. Holders" for a discussion of the withholding tax consequences of an investment in the SPARQS.

                                You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the SPARQS, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                             DESCRIPTION OF SPARQS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "SPARQS" refers to each
$             principal amount of our 9% SPARQS due January 30, 2006,
Mandatorily Exchangeable for Shares of Class A Common Stock of Abercrombie & Fitch Co.. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount...........   $

Maturity Date........................   January 30, 2006, subject to
                                        acceleration as described below in
                                        "--Price Event Acceleration" and
                                        "--Alternate Exchange Calculation in
                                        Case of an Event of Default" and
                                        subject to extension if the Final Call
                                        Notice Date is postponed in accordance
                                        with the following paragraph.

                                        If the Final Call Notice Date is
                                        postponed because it is not a Trading
                                        Day or due to a Market Disruption Event
                                        or otherwise and we elect to call the
                                        SPARQS, the scheduled Maturity Date
                                        will be postponed so that the Maturity
                                        Date will be the tenth calendar day
                                        following the Final Call Notice Date.
                                        See "--Final Call Notice Date."

Interest Rate........................   9% per annum (equivalent to $
                                        per annum per SPARQS)

Interest Payment Dates...............   April 30, 2005, July 30, 2005, October
                                        30, 2005 and the Maturity Date.

                                        If the scheduled Maturity Date is
                                        postponed due to a Market Disruption
                                        Event or otherwise, we will pay
                                        interest on the Maturity Date as
                                        postponed rather than on January 30,
                                        2006, but no interest will accrue on
                                        the SPARQS or on such payment during
                                        the period from or after the scheduled
                                        Maturity Date.

Record Date..........................   The Record Date for each Interest
                                        Payment Date, including the Interest
                                        Payment Date scheduled to occur on the
                                        Maturity Date, will be the date 5
                                        calendar days prior to such scheduled
                                        Interest Payment Date, whether or not
                                        that date is a Business Day; provided,
                                        however, that in the event that we call
                                        the SPARQS, no Interest Payment Date
                                        will occur after the Morgan Stanley
                                        Notice Date, except for any Interest
                                        Payment Date for which the Morgan
                                        Stanley Notice Date falls on or after
                                        the "ex-interest" date for the related
                                        interest payment, in which case the
                                        related interest payment will be made
                                        on such Interest Payment Date; and
                                        provided, further, that accrued but
                                        unpaid interest payable on the Call
                                        Date, if any, will be payable to the
                                        person to whom the Call Price is
                                        payable. The "ex-interest" date for any
                                        interest payment is the date on which
                                        purchase transactions in the SPARQS no
                                        longer carry the right to receive such
                                        interest payment.

Specified Currency...................   U.S. dollars

Issue Price..........................   $          per SPARQS

Original Issue Date (Settlement Date)                   , 2005

CUSIP Number.........................   61746Y767

Denominations........................   $         and integral multiples thereof

Morgan Stanley Call Right............   On any scheduled Trading Day on or
                                        after July 30, 2005 or on the Maturity
                                        Date (including the Maturity Date as it
                                        may be extended and regardless of
                                        whether the Maturity Date is a Trading
                                        Day), we may call the SPARQS, in whole
                                        but not in part, for the Call Price. If
                                        we call the SPARQS, the cash Call Price
                                        and any accrued but unpaid interest on
                                        the SPARQS will be delivered to the
                                        Trustee for delivery to the Depositary,
                                        which we refer to as DTC, as holder of
                                        the SPARQS, on the Call Date fixed by
                                        us and set forth in our notice of
                                        mandatory exchange, upon delivery of
                                        the SPARQS to the Trustee. We will, or
                                        will cause the Calculation Agent to,
                                        deliver such cash to the Trustee for
                                        delivery to DTC, as holder of the
                                        SPARQS. We expect such amount of cash
                                        will be distributed to investors on the
                                        Call Date in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. See "--Book Entry Note or
                                        Certificated Note" below, and see "The
                                        Depositary" in the accompanying
                                        prospectus supplement.

Morgan Stanley Notice Date...........   The scheduled Trading Day on which we
                                        issue our notice of mandatory exchange,
                                        which must be at least 10 but not more
                                        than 30 days prior to the Call Date.

Final Call Notice Date...............   January 20, 2006; provided that if
                                        January 20, 2006 is not a Trading Day
                                        or if a Market Disruption Event occurs
                                        on such day, the Final Call Notice Date
                                        will be the immediately succeeding
                                        Trading Day on which no Market
                                        Disruption Event occurs.

Call Date............................   The day specified by us in our notice
                                        of mandatory exchange, on which we will
                                        deliver cash to DTC, as holder of the
                                        SPARQS, for mandatory exchange, which
                                        day may be any scheduled Trading Day on
                                        or after July 30, 2005 or the Maturity
                                        Date (including the Maturity Date as it
                                        may be extended and regardless of
                                        whether the Maturity Date is a
                                        scheduled Trading Day).

Call Price...........................   The Call Price with respect to any Call
                                        Date is an amount of cash per SPARQS
                                        such that the sum of the present values
                                        of all cash flows on each SPARQS to and
                                        including the Call Date (i.e., the Call
                                        Price and all of the interest payments,
                                        including accrued and unpaid interest
                                        payable on the Call Date), discounted
                                        to the Original Issue Date from the
                                        applicable payment date at the Yield to
                                        Call rate of 12% to 15% per annum,
                                        computed on the basis of a 360-day year
                                        of twelve 30-day months, equals the
                                        Issue Price, as determined by the
                                        Calculation Agent.

                                        The table of indicative Call Prices set
                                        forth below illustrates what the Call
                                        Price per SPARQS would be if we were to
                                        call the SPARQS on July 30, 2005 (which
                                        is the earliest date on which we may
                                        call the SPARQS) and on any subsequent
                                        scheduled Interest Payment Date through
                                        the scheduled Maturity Date:

                                        Call Date                   Call Price
                                        -------------------------   ----------
                                        July 30, 2005............    $
                                        October 30, 2005.........    $
                                        January 30, 2006.........    $

                                        The indicative Call Prices set forth
                                        above do not include the accrued but
                                        unpaid interest that would also be
                                        payable on each SPARQS on the
                                        applicable Call Date. We may call the
                                        SPARQS on any scheduled Trading Day on
                                        or after July 30, 2005 or on the
                                        Maturity Date (including the Maturity
                                        Date as it may be extended and
                                        regardless of whether the Maturity Date
                                        is a scheduled Trading Day).

                                        For more information regarding the
                                        determination of the Call Price and
                                        examples of how the Call Price is
                                        calculated in certain hypothetical
                                        scenarios, see Annex A to this pricing
                                        supplement.

Yield to Call........................   The Yield to Call on the SPARQS is
                                        expected to be 12% to 15% per annum,
                                        and will be determined on the day we
                                        price the SPARQS for initial sale to
                                        the public. This means that the
                                        annualized rate of return that you will
                                        receive on the Issue Price of the
                                        SPARQS if we call the SPARQS will be
                                        12% to 15% per annum. The calculation
                                        of the Yield to Call takes into account
                                        the Issue Price of the SPARQS, the time
                                        to the Call Date, and the amount and
                                        timing of interest payments on the
                                        SPARQS, as well as the Call Price. If
                                        we call the SPARQS on any particular
                                        Call Date, the Call Price will be an
                                        amount so that the Yield to Call on the
                                        SPARQS to but excluding the Call Date
                                        will be 12% to 15% per annum. See Annex
                                        A to this pricing supplement.

Exchange at the Maturity Date........   Unless we have called the SPARQS or
                                        their maturity has accelerated, at the
                                        scheduled Maturity Date, upon delivery
                                        of the SPARQS to the Trustee, we will
                                        apply the $                principal
                                        amount of each SPARQS as payment for,
                                        and will deliver, a number of shares of
                                        Abercrombie & Fitch Stock at the
                                        Exchange Ratio.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        DTC, on or prior to 10:30 a.m. on the
                                        Trading Day immediately prior to the
                                        scheduled Maturity Date of the SPARQS
                                        (but if such Trading Day is not a
                                        Business Day, prior to the close of
                                        business on the Business Day preceding
                                        the Maturity Date), of the amount of
                                        Abercrombie & Fitch Stock to be
                                        delivered with respect to the $
                                        principal amount of each SPARQS and
                                        (ii) deliver such shares of Abercrombie
                                        & Fitch Stock (and cash in respect of
                                        interest and any fractional shares of
                                        Abercrombie & Fitch Stock) to the
                                        Trustee for delivery to DTC, as holder
                                        of the SPARQS, on the scheduled
                                        Maturity Date. We expect such shares
                                        and cash will be distributed to
                                        investors on the Maturity Date in
                                        accordance with the standard rules and
                                        procedures of DTC and its direct and
                                        indirect participants. See "--Book
                                        Entry Note or Certificated Note" below,
                                        and see "The Depositary" in the
                                        accompanying prospectus supplement.

                                        If the maturity of the SPARQS is
                                        accelerated because of a Price Event
                                        Acceleration (as described under
                                        "--Price Event Acceleration" below) or
                                        because of an Event of Default
                                        Acceleration (as defined under
                                        "--Alternate Exchange Calculation in
                                        Case of an Event of Default" below), we
                                        shall provide such notice as promptly
                                        as possible and in no event later than
                                        (i) in the case of an Event of Default
                                        Acceleration, two Trading Days after
                                        the date of acceleration (but if such
                                        second Trading Day is not a Business
                                        Day, prior to the close of business on
                                        the Business Day preceding such second
                                        Trading Day) and (ii) in the case of a
                                        Price Event Acceleration, 10:30 a.m. on
                                        the Trading Day immediately prior to
                                        the date of acceleration (but if such
                                        Trading Day is not a Business Day,
                                        prior to the close of business on the
                                        Business Day preceding the date of
                                        acceleration).

Price Event Acceleration.............   If on any two consecutive Trading Days
                                        during the period prior to and ending
                                        on the third Business Day immediately
                                        preceding the Maturity Date, the
                                        product of the Closing Price per share
                                        of Abercrombie & Fitch Stock and the
                                        Exchange Ratio is less than $2.00, the
                                        Maturity Date of the SPARQS will be
                                        deemed to be accelerated to the third
                                        Business Day immediately following such
                                        second Trading Day (the "date of
                                        acceleration"). See "--Exchange Ratio"
                                        below. Upon such acceleration, with
                                        respect to the $     principal amount of
                                        each SPARQS, we will deliver to DTC, as
                                        holder of the SPARQS, on the date of
                                        acceleration:

                                        o   a number of shares of Abercrombie &
                                            Fitch Stock at the then current
                                            Exchange Ratio; and

                                        o   accrued but unpaid interest to but
                                            excluding the date of acceleration
                                            plus an amount of cash, as
                                            determined by the Calculation
                                            Agent, equal to the sum of the
                                            present values of the remaining
                                            scheduled payments of interest on
                                            the SPARQS (excluding any portion
                                            of such payments of interest
                                            accrued to the date of
                                            acceleration) discounted to the
                                            date of acceleration at the yield
                                            that would be applicable to a
                                            non-interest bearing, senior
                                            unsecured debt obligation of ours
                                            with a comparable term.

                                        We expect such shares and cash will be
                                        distributed to investors on the date of
                                        acceleration in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. See "--Book Entry Note or
                                        Certificated Note" below, and see "The
                                        Depositary" in the accompanying
                                        prospectus supplement. The present
                                        value of each remaining scheduled
                                        payment will be based on the comparable
                                        yield that we would pay on a
                                        non-interest bearing, senior unsecured
                                        debt obligation having a maturity equal
                                        to the term of each such remaining
                                        scheduled payment, as determined by the
                                        Calculation Agent.

                                        Investors will not be entitled to
                                        receive the return of the $
                                        principal amount of each SPARQS upon a
                                        Price Event Acceleration.

No Fractional Shares.................   Upon delivery of the SPARQS to the
                                        Trustee at maturity, we will deliver
                                        the aggregate number of shares of
                                        Abercrombie & Fitch Stock due with
                                        respect to all of such SPARQS, as
                                        described above, but we will pay cash
                                        in lieu of delivering any fractional
                                        share of Abercrombie & Fitch Stock in
                                        an amount equal to the corresponding
                                        fractional Closing Price of such
                                        fraction of a share of Abercrombie &
                                        Fitch Stock as determined by the
                                        Calculation Agent as of the second
                                        scheduled Trading Day prior to maturity
                                        of the SPARQS.

Exchange Ratio.......................   1.0, subject to adjustment for certain
                                        corporate events relating to
                                        Abercrombie & Fitch. See
                                        "--Antidilution Adjustments" below.

Closing Price........................   The Closing Price for one share of
                                        Abercrombie & Fitch Stock (or one unit
                                        of any other security for which a
                                        Closing Price must be determined) on
                                        any Trading Day (as defined below)
                                        means:

                                        o   if Abercrombie & Fitch Stock (or
                                            any such other security) is listed
                                            or admitted to trading on a
                                            national securities exchange, the
                                            last reported sale price, regular
                                            way, of the principal trading
                                            session on such day on the
                                            principal United States securities
                                            exchange registered under the
                                            Securities Exchange Act of 1934, as
                                            amended (the "Exchange Act"), on
                                            which Abercrombie & Fitch Stock (or
                                            any such other security) is listed
                                            or admitted to trading,

                                        o   if Abercrombie & Fitch Stock (or
                                            any such other security) is a
                                            security of the Nasdaq National
                                            Market (and provided that the
                                            Nasdaq National Market is not then
                                            a national securities exchange),
                                            the Nasdaq official closing price
                                            published by The Nasdaq Stock
                                            Market, Inc. on such day, or

                                        o   if Abercrombie & Fitch Stock (or
                                            any such other security) is neither
                                            listed or admitted to trading on
                                            any national securities exchange
                                            nor a security of the Nasdaq
                                            National Market but is included in
                                            the OTC Bulletin Board Service (the
                                            "OTC Bulletin Board") operated by
                                            the National Association of
                                            Securities Dealers, Inc. (the
                                            "NASD"), the last reported sale
                                            price of the principal trading
                                            session on the OTC Bulletin Board
                                            on such day.

                                        If Abercrombie & Fitch Stock (or any
                                        such other security) is listed or
                                        admitted to trading on any national
                                        securities exchange or is a security of
                                        the Nasdaq National Market but the last
                                        reported sale price or Nasdaq official
                                        closing price, as applicable, is not
                                        available pursuant to the preceding
                                        sentence, then the Closing Price for
                                        one share of Abercrombie & Fitch Stock
                                        (or one unit of any such other
                                        security) on any Trading Day will mean
                                        the last reported sale price of the
                                        principal trading session on the
                                        over-the-counter market as reported on
                                        the Nasdaq National Market or the OTC
                                        Bulletin Board on such day. If, because
                                        of a Market Disruption Event (as
                                        defined below) or otherwise, the last
                                        reported sale price or Nasdaq official
                                        closing price, as applicable,
                                        for Abercrombie & Fitch Stock (or any
                                        such other security) is not available
                                        pursuant to either of the two preceding
                                        sentences, then the Closing Price for
                                        any Trading Day will be the mean, as
                                        determined by the Calculation Agent, of
                                        the bid prices for Abercrombie & Fitch
                                        Stock (or any such other security)
                                        obtained from as many recognized
                                        dealers in such security, but not
                                        exceeding three, as will make such bid
                                        prices available to the Calculation
                                        Agent. Bids of MS & Co. or any of its
                                        affiliates may be included in the
                                        calculation of such mean, but only to
                                        the extent that any such bid is the
                                        highest of the bids obtained. The term
                                        "security of the Nasdaq National
                                        Market" will include a security
                                        included in any successor to such
                                        system, and the term OTC Bulletin Board
                                        Service will include any successor
                                        service thereto.

Trading Day..........................   A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. ("NYSE"), the AMEX, the
                                        Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note.   Book Entry. The SPARQS will be issued
                                        in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC's nominee will be
                                        the only registered holder of the
                                        SPARQS. Your beneficial interest in the
                                        SPARQS will be evidenced solely by
                                        entries on the books of the securities
                                        intermediary acting on your behalf as a
                                        direct or indirect participant in DTC.
                                        In this pricing supplement, all
                                        references to actions taken by you or
                                        to be taken by you refer to actions
                                        taken or to be taken by DTC upon
                                        instructions from its participants
                                        acting on your behalf, and all
                                        references to payments or notices to
                                        you will mean payments or notices to
                                        DTC, as the registered holder of the
                                        SPARQS, for distribution to
                                        participants in accordance with DTC's
                                        procedures. For more information
                                        regarding DTC and book entry notes,
                                        please read "The Depositary" in the
                                        accompanying prospectus supplement and
                                        "Form of Securities--Global
                                        Securities--Registered Global
                                        Securities" in the accompanying
                                        prospectus.

Senior Note or Subordinated Note.....   Senior

Trustee..............................   JPMorgan Chase Bank, N.A. (formerly
                                        known as JPMorgan Chase Bank)

Agent................................   MS & Co.

Calculation Agent....................   MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you, the Trustee, and us.

                                        All calculations with respect to the
                                        Exchange Ratio and Call Price for the
                                        SPARQS will be made by the Calculation
                                        Agent and will be rounded to the
                                        nearest one hundred-thousandth, with
                                        five one-millionths rounded upward
                                        (e.g., .876545 would be rounded to
                                        .87655); all dollar amounts related to
                                        the Call Price resulting from such
                                        calculations will be rounded to the
                                        nearest ten-thousandth, with five one
                                        hundred-thousandths rounded upward
                                        (e.g., .76545 would be rounded to
                                        .7655); and all dollar amounts paid
                                        with respect to the Call Price on the
                                        aggregate number of SPARQS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the SPARQS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in making
                                        adjustments to the Exchange Ratio or
                                        determining any Closing Price or
                                        whether a Market Disruption Event has
                                        occurred or calculating the amount
                                        payable to you in the event of a Price
                                        Event Acceleration. See "--Antidilution
                                        Adjustments" and "--Market Disruption
                                        Event" below and "--Price Event
                                        Acceleration" above. MS & Co. is
                                        obligated to carry out its duties and
                                        functions as Calculation Agent in good
                                        faith and using its reasonable
                                        judgment.

Antidilution Adjustments.............   The Exchange Ratio will be adjusted as
                                        follows:

                                        1.  If Abercrombie & Fitch Stock is
                                        subject to a stock split or reverse
                                        stock split, then once such split has
                                        become effective, the Exchange Ratio
                                        will be adjusted to equal the product
                                        of the prior Exchange Ratio and the
                                        number of shares issued in such stock
                                        split or reverse stock split with
                                        respect to one share of Abercrombie &
                                        Fitch Stock.

                                        2.  If Abercrombie & Fitch Stock is
                                        subject (i) to a stock dividend
                                        (issuance of additional shares of
                                        Abercrombie & Fitch Stock) that is
                                        given ratably to all holders of shares
                                        of Abercrombie & Fitch Stock or (ii) to
                                        a distribution of Abercrombie & Fitch
                                        Stock as a result of the triggering of
                                        any provision of the corporate charter
                                        of Abercrombie & Fitch, then once the
                                        dividend has become effective and
                                        Abercrombie & Fitch Stock is trading
                                        ex-dividend, the Exchange Ratio will be
                                        adjusted so that the new Exchange Ratio
                                        shall equal the prior Exchange Ratio
                                        plus the product of (i) the number of
                                        shares issued with respect to one share
                                        of Abercrombie & Fitch Stock and (ii)
                                        the prior Exchange Ratio.

                                        3.  If Abercrombie & Fitch issues rights
                                        or warrants to all holders of
                                        Abercrombie & Fitch Stock to subscribe
                                        for or purchase Abercrombie & Fitch
                                        Stock at an exercise price per share
                                        less than the Closing Price of
                                        Abercrombie & Fitch Stock on both (i)
                                        the date the exercise price of such
                                        rights or warrants is determined and
                                        (ii) the expiration date of such rights
                                        or warrants, and if the expiration date
                                        of such rights or warrants precedes the
                                        maturity of the SPARQS, then the
                                        Exchange Ratio will be
                                        adjusted to equal the product of the
                                        prior Exchange Ratio and a fraction,
                                        the numerator of which shall be the
                                        number of shares of Abercrombie & Fitch
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Abercrombie & Fitch Stock offered for
                                        subscription or purchase pursuant to
                                        such rights or warrants and the
                                        denominator of which shall be the
                                        number of shares of Abercrombie & Fitch
                                        Stock outstanding immediately prior to
                                        the issuance of such rights or warrants
                                        plus the number of additional shares of
                                        Abercrombie & Fitch Stock which the
                                        aggregate offering price of the total
                                        number of shares of Abercrombie & Fitch
                                        Stock so offered for subscription or
                                        purchase pursuant to such rights or
                                        warrants would purchase at the Closing
                                        Price on the expiration date of such
                                        rights or warrants, which shall be
                                        determined by multiplying such total
                                        number of shares offered by the
                                        exercise price of such rights or
                                        warrants and dividing the product so
                                        obtained by such Closing Price.

                                        4.  There will be no adjustments to the
                                        Exchange Ratio to reflect cash
                                        dividends or other distributions paid
                                        with respect to Abercrombie & Fitch
                                        Stock other than distributions
                                        described in paragraph 2, paragraph 3
                                        and clauses (i), (iv) and (v) of the
                                        first sentence of paragraph 5 and
                                        Extraordinary Dividends. "Extraordinary
                                        Dividend" means each of (a) the full
                                        amount per share of Abercrombie & Fitch
                                        Stock of any cash dividend or special
                                        dividend or distribution that is
                                        identified by Abercrombie & Fitch as an
                                        extraordinary or special dividend or
                                        distribution, (b) the excess of any
                                        cash dividend or other cash
                                        distribution (that is not otherwise
                                        identified by Abercrombie & Fitch as an
                                        extraordinary or special dividend or
                                        distribution) distributed per share of
                                        Abercrombie & Fitch Stock over the
                                        immediately preceding cash dividend or
                                        other cash distribution, if any, per
                                        share of Abercrombie & Fitch Stock that
                                        did not include an Extraordinary
                                        Dividend (as adjusted for any
                                        subsequent corporate event requiring an
                                        adjustment hereunder, such as a stock
                                        split or reverse stock split) if such
                                        excess portion of the dividend or
                                        distribution is more than 5% of the
                                        Closing Price of Abercrombie & Fitch
                                        Stock on the Trading Day preceding the
                                        "ex-dividend date" (that is, the day on
                                        and after which transactions in
                                        Abercrombie & Fitch Stock on an
                                        organized securities exchange or
                                        trading system no longer carry the
                                        right to receive that cash dividend or
                                        other cash distribution) for the
                                        payment of such cash dividend or other
                                        cash distribution (such Closing Price,
                                        the "Base Closing Price") and (c) the
                                        full cash value of any non-cash
                                        dividend or distribution per share of
                                        Abercrombie & Fitch Stock (excluding
                                        Marketable Securities, as defined in
                                        paragraph 5 below). Subject to the
                                        following sentence, if any cash
                                        dividend or distribution of such other
                                        property with respect to Abercrombie &
                                        Fitch Stock includes an Extraordinary
                                        Dividend, the Exchange Ratio with
                                        respect to Abercrombie & Fitch Stock
                                        will be adjusted on the ex-dividend
                                        date so that the new Exchange Ratio
                                        will equal the product of (i) the prior
                                        Exchange Ratio and (ii) a fraction, the
                                        numerator of which is the Base Closing
                                        Price, and the denominator of which is
                                        the amount by which the Base Closing

                                        Price exceeds the Extraordinary
                                        Dividend. If any Extraordinary Dividend
                                        is at least 35% of the Base Closing
                                        Price, then, instead of adjusting the
                                        Exchange Ratio, the amount payable upon
                                        exchange at maturity will be determined
                                        as described in paragraph 5 below, and
                                        the Extraordinary Dividend will be
                                        allocated to Reference Basket Stocks in
                                        accordance with the procedures for a
                                        Reference Basket Event as described in
                                        clause (c)(ii) of paragraph 5 below.
                                        The value of the non-cash component of
                                        an Extraordinary Dividend will be
                                        determined on the ex-dividend date for
                                        such distribution by the Calculation
                                        Agent, whose determination shall be
                                        conclusive in the absence of manifest
                                        error. A distribution on Abercrombie &
                                        Fitch Stock described in clause (i),
                                        (iv) or (v) of the first sentence of
                                        paragraph 5 below shall cause an
                                        adjustment to the Exchange Ratio
                                        pursuant only to clause (i), (iv) or
                                        (v) of the first sentence of paragraph
                                        5, as applicable.

                                        5.  Any of the following shall
                                        constitute a Reorganization Event: (i)
                                        Abercrombie & Fitch Stock is
                                        reclassified or changed, including,
                                        without limitation, as a result of the
                                        issuance of any tracking stock by
                                        Abercrombie & Fitch, (ii) Abercrombie &
                                        Fitch has been subject to any merger,
                                        combination or consolidation and is not
                                        the surviving entity, (iii) Abercrombie
                                        & Fitch completes a statutory exchange
                                        of securities with another corporation
                                        (other than pursuant to clause (ii)
                                        above), (iv) Abercrombie & Fitch is
                                        liquidated, (v) Abercrombie & Fitch
                                        issues to all of its shareholders
                                        equity securities of an issuer other
                                        than Abercrombie & Fitch (other than in
                                        a transaction described in clause (ii),
                                        (iii) or (iv) above) (a "spinoff
                                        stock") or (vi) Abercrombie & Fitch
                                        Stock is the subject of a tender or
                                        exchange offer or going private
                                        transaction on all of the outstanding
                                        shares. If any Reorganization Event
                                        occurs, in each case as a result of
                                        which the holders of Abercrombie &
                                        Fitch Stock receive any equity security
                                        listed on a national securities
                                        exchange or traded on The Nasdaq
                                        National Market (a "Marketable
                                        Security"), other securities or other
                                        property, assets or cash (collectively
                                        "Exchange Property"), the amount
                                        payable upon exchange at maturity with
                                        respect to the $             principal
                                        amount of each SPARQS following the
                                        effective date for such Reorganization
                                        Event (or, if applicable, in the case
                                        of spinoff stock, the ex-dividend date
                                        for the distribution of such spinoff
                                        stock) will be determined in accordance
                                        with the following:

                                           (a) if Abercrombie & Fitch Stock
                                           continues to be outstanding,
                                           Abercrombie & Fitch Stock (if
                                           applicable, as reclassified upon the
                                           issuance of any tracking stock) at
                                           the Exchange Ratio in effect on the
                                           third Trading Day prior to the
                                           scheduled Maturity Date (taking into
                                           account any adjustments for any
                                           distributions described under clause
                                           (c)(i) below); and

                                           (b) for each Marketable Security
                                           received in such Reorganization
                                           Event (each a "New Stock"),
                                           including the issuance of any
                                           tracking stock or spinoff stock or
                                           the receipt
                                           of any stock received in exchange
                                           for Abercrombie & Fitch Stock, the
                                           number of shares of the New Stock
                                           received with respect to one share
                                           of Abercrombie & Fitch Stock
                                           multiplied by the Exchange Ratio for
                                           Abercrombie & Fitch Stock on the
                                           Trading Day immediately prior to the
                                           effective date of the Reorganization
                                           Event (the "New Stock Exchange
                                           Ratio"), as adjusted to the third
                                           Trading Day prior to the scheduled
                                           Maturity Date (taking into account
                                           any adjustments for distributions
                                           described under clause (c)(i)
                                           below); and

                                           (c) for any cash and any other
                                           property or securities other than
                                           Marketable Securities received in
                                           such Reorganization Event (the
                                           "Non-Stock Exchange Property"),

                                              (i) if the combined value of the
                                              amount of Non-Stock Exchange
                                              Property received per share of
                                              Abercrombie & Fitch Stock, as
                                              determined by the Calculation
                                              Agent in its sole discretion on
                                              the effective date of such
                                              Reorganization Event (the
                                              "Non-Stock Exchange Property
                                              Value"), by holders of
                                              Abercrombie & Fitch Stock is less
                                              than 25% of the Closing Price of
                                              Abercrombie & Fitch Stock on the
                                              Trading Day immediately prior to
                                              the effective date of such
                                              Reorganization Event, a number of
                                              shares of Abercrombie & Fitch
                                              Stock, if applicable, and of any
                                              New Stock received in connection
                                              with such Reorganization Event,
                                              if applicable, in proportion to
                                              the relative Closing Prices of
                                              Abercrombie & Fitch Stock and any
                                              such New Stock, and with an
                                              aggregate value equal to the
                                              Non-Stock Exchange Property Value
                                              multiplied by the Exchange Ratio
                                              in effect for Abercrombie & Fitch
                                              Stock on the Trading Day
                                              immediately prior to the
                                              effective date of such
                                              Reorganization Event, based on
                                              such Closing Prices, in each case
                                              as determined by the Calculation
                                              Agent in its sole discretion on
                                              the effective date of such
                                              Reorganization Event; and the
                                              number of such shares of
                                              Abercrombie & Fitch Stock or any
                                              New Stock determined in
                                              accordance with this clause
                                              (c)(i) will be added at the time
                                              of such adjustment to the
                                              Exchange Ratio in subparagraph
                                              (a) above and/or the New Stock
                                              Exchange Ratio in subparagraph
                                              (b) above, as applicable, or

                                              (ii) if the Non-Stock Exchange
                                              Property Value is equal to or
                                              exceeds 25% of the Closing Price
                                              of Abercrombie & Fitch Stock on
                                              the Trading Day immediately prior
                                              to the effective date relating to
                                              such Reorganization Event or, if
                                              Abercrombie & Fitch Stock is
                                              surrendered exclusively for
                                              Non-Stock Exchange Property (in
                                              each case, a "Reference Basket
                                              Event"), an initially
                                              equal-dollar weighted basket of
                                              three Reference Basket Stocks (as
                                              defined below) with an aggregate
                                              value on the effective date of
                                              such Reorganization Event equal
                                              to the

                                              Non-Stock Exchange Property Value
                                              multiplied by the Exchange Ratio
                                              in effect for Abercrombie & Fitch
                                              Stock on the Trading Day
                                              immediately prior to the
                                              effective date of such
                                              Reorganization Event. The
                                              "Reference Basket Stocks" will be
                                              the three stocks with the largest
                                              market capitalization among the
                                              stocks that then comprise the S&P
                                              500 Index (or, if publication of
                                              such index is discontinued, any
                                              successor or substitute index
                                              selected by the Calculation Agent
                                              in its sole discretion) with the
                                              same primary Standard Industrial
                                              Classification Code ("SIC Code")
                                              as Abercrombie & Fitch; provided,
                                              however, that a Reference Basket
                                              Stock will not include any stock
                                              that is subject to a trading
                                              restriction under the trading
                                              restriction policies of Morgan
                                              Stanley or any of its affiliates
                                              that would materially limit the
                                              ability of Morgan Stanley or any
                                              of its affiliates to hedge the
                                              SPARQS with respect to such stock
                                              (a "Hedging Restriction");
                                              provided further that if three
                                              Reference Basket Stocks cannot be
                                              identified from the S&P 500 Index
                                              by primary SIC Code for which a
                                              Hedging Restriction does not
                                              exist, the remaining Reference
                                              Basket Stock(s) will be selected
                                              by the Calculation Agent from the
                                              largest market capitalization
                                              stock(s) within the same Division
                                              and Major Group classification
                                              (as defined by the Office of
                                              Management and Budget) as the
                                              primary SIC Code for Abercrombie
                                              & Fitch. Each Reference Basket
                                              Stock will be assigned a Basket
                                              Stock Exchange Ratio equal to the
                                              number of shares of such
                                              Reference Basket Stock with a
                                              Closing Price on the effective
                                              date of such Reorganization Event
                                              equal to the product of (a) the
                                              Non-Stock Exchange Property
                                              Value, (b) the Exchange Ratio in
                                              effect for Abercrombie & Fitch
                                              Stock on the Trading Day
                                              immediately prior to the
                                              effective date of such
                                              Reorganization Event and (c)
                                              0.3333333.

                                        Following the allocation of any
                                        Extraordinary Dividend to Reference
                                        Basket Stocks pursuant to paragraph 4
                                        above or any Reorganization Event
                                        described in this paragraph 5, the
                                        amount payable upon exchange at
                                        maturity with respect to the $
                                        principal amount of each SPARQS will be
                                        the sum of:

                                          (x) if applicable, Abercrombie &
                                              Fitch Stock at the Exchange Ratio
                                              then in effect; and

                                          (y) if applicable, for each New
                                              Stock, such New Stock at the New
                                              Stock Exchange Ratio then in
                                              effect for such New Stock; and

                                          (z) if applicable, for each Reference
                                              Basket Stock, such Reference
                                              Basket Stock at the Basket Stock
                                              Exchange Ratio then in effect for
                                              such Reference Basket Stock.

                                        In each case, the applicable Exchange
                                        Ratio (including for this purpose, any
                                        New Stock Exchange Ratio or Basket
                                        Stock

                                        Exchange Ratio) will be determined by
                                        the Calculation Agent on the third
                                        Trading Day prior to the scheduled
                                        Maturity Date.

                                        For purposes of paragraph 5 above, in
                                        the case of a consummated tender or
                                        exchange offer or going-private
                                        transaction involving Exchange Property
                                        of a particular type, Exchange Property
                                        shall be deemed to include the amount
                                        of cash or other property paid by the
                                        offeror in the tender or exchange offer
                                        with respect to such Exchange Property
                                        (in an amount determined on the basis
                                        of the rate of exchange in such tender
                                        or exchange offer or going-private
                                        transaction). In the event of a tender
                                        or exchange offer or a going-private
                                        transaction with respect to Exchange
                                        Property in which an offeree may elect
                                        to receive cash or other property,
                                        Exchange Property shall be deemed to
                                        include the kind and amount of cash and
                                        other property received by offerees who
                                        elect to receive cash.

                                        Following the occurrence of any
                                        Reorganization Event referred to in
                                        paragraphs 4 or 5 above, (i) references
                                        to "Abercrombie & Fitch Stock" under
                                        "--No Fractional Shares," "--Closing
                                        Price" and "--Market Disruption Event"
                                        shall be deemed to also refer to any
                                        New Stock or Reference Basket Stock,
                                        and (ii) all other references in this
                                        pricing supplement to "Abercrombie &
                                        Fitch Stock" shall be deemed to refer
                                        to the Exchange Property into which the
                                        SPARQS are thereafter exchangeable and
                                        references to a "share" or "shares" of
                                        Abercrombie & Fitch Stock shall be
                                        deemed to refer to the applicable unit
                                        or units of such Exchange Property,
                                        including any New Stock or Reference
                                        Basket Stock, unless the context
                                        otherwise requires. The New Stock
                                        Exchange Ratio(s) or Basket Stock
                                        Exchange Ratios resulting from any
                                        Reorganization Event described in
                                        paragraph 5 above or similar adjustment
                                        under paragraph 4 above shall be
                                        subject to the adjustments set forth in
                                        paragraphs 1 through 5 hereof.

                                        If a Reference Basket Event occurs, we
                                        shall, or shall cause the Calculation
                                        Agent to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        occurrence of such Reference Basket
                                        Event and of the three Reference Basket
                                        Stocks selected as promptly as possible
                                        and in no event later than five
                                        Business Days after the date of the
                                        Reference Basket Event.

                                        No adjustment to any Exchange Ratio
                                        (including for this purpose, any New
                                        Stock Exchange Ratio or Basket Stock
                                        Exchange Ratio) will be required unless
                                        such adjustment would require a change
                                        of at least 0.1% in the Exchange Ratio
                                        then in effect. The Exchange Ratio
                                        resulting from any of the adjustments
                                        specified above will be rounded to the
                                        nearest one hundred-thousandth, with
                                        five one-millionths rounded upward.
                                        Adjustments to the Exchange Ratios will
                                        be made up to the close of business on
                                        the third Trading Day prior to the
                                        scheduled Maturity Date.

                                        No adjustments to the Exchange Ratio or
                                        method of calculating the Exchange
                                        Ratio will be required other than those
                                        specified above. The adjustments
                                        specified above do not cover all events
                                        that could affect the Closing Price of
                                        Abercrombie & Fitch Stock, including,
                                        without limitation, a partial tender or
                                        exchange offer for Abercrombie & Fitch
                                        Stock.

                                        The Calculation Agent shall be solely
                                        responsible for the determination and
                                        calculation of any adjustments to the
                                        Exchange Ratio, any New Stock Exchange
                                        Ratio or Basket Stock Exchange Ratio or
                                        method of calculating the Exchange
                                        Property Value and of any related
                                        determinations and calculations with
                                        respect to any distributions of stock,
                                        other securities or other property or
                                        assets (including cash) in connection
                                        with any corporate event described in
                                        paragraphs 1 through 5 above, and its
                                        determinations and calculations with
                                        respect thereto shall be conclusive in
                                        the absence of manifest error.

                                        The Calculation Agent will provide
                                        information as to any adjustments to
                                        the Exchange Ratio, or to the method of
                                        calculating the amount payable upon
                                        exchange at maturity of the SPARQS made
                                        pursuant to paragraph 5 above, upon
                                        written request by any investor in the
                                        SPARQS.

Market Disruption Event..............   Market Disruption Event means, with
                                        respect to Abercrombie & Fitch Stock:

                                              (i)  a suspension, absence or
                                              material limitation of trading of
                                              Abercrombie & Fitch Stock on the
                                              primary market for Abercrombie &
                                              Fitch Stock for more than two
                                              hours of trading or during the
                                              one-half hour period preceding
                                              the close of the principal
                                              trading session in such market;
                                              or a breakdown or failure in the
                                              price and trade reporting systems
                                              of the primary market for
                                              Abercrombie & Fitch Stock as a
                                              result of which the reported
                                              trading prices for Abercrombie &
                                              Fitch Stock during the last
                                              one-half hour preceding the close
                                              of the principal trading session
                                              in such market are materially
                                              inaccurate; or the suspension,
                                              absence or material limitation of
                                              trading on the primary market for
                                              trading in options contracts
                                              related to Abercrombie & Fitch
                                              Stock, if available, during the
                                              one-half hour period preceding
                                              the close of the principal
                                              trading session in the applicable
                                              market, in each case as
                                              determined by the Calculation
                                              Agent in its sole discretion; and

                                              (ii)  a determination by the
                                              Calculation Agent in its sole
                                              discretion that any event
                                              described in clause (i) above
                                              materially interfered with our
                                              ability or the ability of any of
                                              our affiliates to unwind or
                                              adjust all or a material portion
                                              of the hedge with respect to the
                                              SPARQS.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant
                                        exchange, (2) a decision to permanently
                                        discontinue trading in the relevant
                                        options contract will not constitute a
                                        Market Disruption Event, (3)
                                        limitations pursuant to NYSE Rule

                                        80A (or any applicable rule or
                                        regulation enacted or promulgated by
                                        the NYSE, any other self-regulatory
                                        organization or the Securities and
                                        Exchange Commission (the "Commission")
                                        of scope similar to NYSE Rule 80A as
                                        determined by the Calculation Agent) on
                                        trading during significant market
                                        fluctuations shall constitute a
                                        suspension, absence or material
                                        limitation of trading, (4) a suspension
                                        of trading in options contracts on
                                        Abercrombie & Fitch Stock by the
                                        primary securities market trading in
                                        such options, if available, by reason
                                        of (x) a price change exceeding limits
                                        set by such securities exchange or
                                        market, (y) an imbalance of orders
                                        relating to such contracts or (z) a
                                        disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        options contracts related to
                                        Abercrombie & Fitch Stock and (5) a
                                        suspension, absence or material
                                        limitation of trading on the primary
                                        securities market on which options
                                        contracts related to Abercrombie &
                                        Fitch Stock are traded will not include
                                        any time when such securities market is
                                        itself closed for trading under
                                        ordinary circumstances.

Alternate Exchange Calculation
   in Case of an Event of Default....   In case an event of default with
                                        respect to the SPARQS shall have
                                        occurred and be continuing, the amount
                                        declared due and payable per SPARQS
                                        upon any acceleration of the SPARQS (an
                                        "Event of Default Acceleration") shall
                                        be determined by the Calculation Agent
                                        and shall be an amount in cash equal to
                                        the lesser of (i) the product of (x)
                                        the Closing Price of Abercrombie &
                                        Fitch Stock (and/or the value of any
                                        Exchange Property) as of the date of
                                        such acceleration and (y) the then
                                        current Exchange Ratio and (ii) the
                                        Call Price calculated as though the
                                        date of acceleration were the Call Date
                                        (but in no event less than the Call
                                        Price for the first Call Date), in each
                                        case plus accrued but unpaid interest
                                        to but excluding the date of
                                        acceleration; provided that if we have
                                        called the SPARQS in accordance with
                                        the Morgan Stanley Call Right, the
                                        amount declared due and payable upon
                                        any such acceleration shall be an
                                        amount in cash for each SPARQS equal to
                                        the Call Price for the Call Date
                                        specified in our notice of mandatory
                                        exchange, plus accrued but unpaid
                                        interest to but excluding the date of
                                        acceleration.

Abercrombie & Fitch Stock;
Public Information...................   Abercrombie & Fitch Co. is a specialty
                                        retailer which operates stores selling
                                        casual apparel, personal care and other
                                        accessories for men, women and kids
                                        under the Abercrombie & Fitch,
                                        abercrombie and Hollister brands.
                                        Abercrombie & Fitch Stock is registered
                                        under the Exchange Act. Companies with
                                        securities registered under the
                                        Exchange Act are required to file
                                        periodically certain financial and
                                        other information specified by the
                                        Commission. Information provided to or
                                        filed with the Commission can be
                                        inspected and copied at the public
                                        reference facilities maintained by the
                                        Commission at Room 1024, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        and copies of such material can be
                                        obtained from the Public Reference
                                        Section of the Commission, 450 Fifth
                                        Street, N.W., Washington, D.C. 20549,
                                        at prescribed rates. In addition,
                                        information provided to or filed
                                        with the Commission electronically can
                                        be accessed through a website
                                        maintained by the Commission. The
                                        address of the Commission's website is
                                        http://www.sec.gov. Information
                                        provided to or filed with the
                                        Commission by Abercrombie & Fitch
                                        pursuant to the Exchange Act can be
                                        located by reference to Commission file
                                        number 1-12107. In addition,
                                        information regarding Abercrombie &
                                        Fitch may be obtained from other
                                        sources including, but not limited to,
                                        press releases, newspaper articles and
                                        other publicly disseminated documents.
                                        We make no representation or warranty
                                        as to the accuracy or completeness of
                                        such information.

                                        This pricing supplement relates only to
                                        the SPARQS offered hereby and does not
                                        relate to Abercrombie & Fitch Stock or
                                        other securities of Abercrombie &
                                        Fitch. We have derived all disclosures
                                        contained in this pricing supplement
                                        regarding Abercrombie & Fitch from the
                                        publicly available documents described
                                        in the preceding paragraph. In
                                        connection with the offering of the
                                        SPARQS, neither we nor the Agent has
                                        participated in the preparation of such
                                        documents or made any due diligence
                                        inquiry with respect to Abercrombie &
                                        Fitch. Neither we nor the Agent makes
                                        any representation that such publicly
                                        available documents or any other
                                        publicly available information
                                        regarding Abercrombie & Fitch is
                                        accurate or complete. Furthermore, we
                                        cannot give any assurance that all
                                        events occurring prior to the date
                                        hereof (including events that would
                                        affect the accuracy or completeness of
                                        the publicly available documents
                                        described in the preceding paragraph)
                                        that would affect the trading price of
                                        Abercrombie & Fitch Stock (and
                                        therefore the price of Abercrombie &
                                        Fitch Stock at the time we price the
                                        SPARQS) have been publicly disclosed.
                                        Subsequent disclosure of any such
                                        events or the disclosure of or failure
                                        to disclose material future events
                                        concerning Abercrombie & Fitch could
                                        affect the value received at maturity
                                        with respect to the SPARQS and
                                        therefore the trading prices of the
                                        SPARQS.

                                        Neither we nor any of our affiliates
                                        makes any representation to you as to
                                        the performance of Abercrombie & Fitch
                                        Stock.

                                        We and/or our affiliates may presently
                                        or from time to time engage in business
                                        with Abercrombie & Fitch, including
                                        extending loans to, or making equity
                                        investments in, Abercrombie & Fitch or
                                        providing advisory services to
                                        Abercrombie & Fitch, such as merger and
                                        acquisition advisory services. In the
                                        course of such business, we and/or our
                                        affiliates may acquire non-public
                                        information with respect to Abercrombie
                                        & Fitch, and neither we nor any of our
                                        affiliates undertakes to disclose any
                                        such information to you. In addition,
                                        one or more of our affiliates may
                                        publish research reports with respect
                                        to Abercrombie & Fitch, and the reports
                                        may or may not recommend that investors
                                        buy or hold Abercrombie & Fitch Stock.
                                        The statements in the preceding two
                                        sentences are not intended to affect
                                        the rights of investors in the SPARQS
                                        under the securities laws. As a
                                        prospective purchaser of

                                        SPARQS, you should undertake an
                                        independent investigation of
                                        Abercrombie & Fitch as in your judgment
                                        is appropriate to make an informed
                                        decision with respect to an investment
                                        in Abercrombie & Fitch Stock.

Historical Information...............   The following table sets forth the
                                        published high and low Closing Prices
                                        of Abercrombie & Fitch Stock during
                                        2001, 2002, 2003 and 2004 through
                                        December 27, 2004. The Closing Price of
                                        Abercrombie & Fitch Stock on December
                                        27, 2004 was $46.39. We obtained the
                                        Closing Prices and other information
                                        below from Bloomberg Financial Markets,
                                        without independent verification. You
                                        should not take the historical prices
                                        of Abercrombie & Fitch Stock as an
                                        indication of future performance. The
                                        price of Abercrombie & Fitch Stock may
                                        decrease so that at maturity you will
                                        receive an amount of Abercrombie &
                                        Fitch Stock worth less than the
                                        principal amount of the SPARQS. We
                                        cannot give you any assurance that the
                                        price of Abercrombie & Fitch Stock will
                                        increase so that at maturity you will
                                        receive an amount of Abercrombie &
                                        Fitch Stock worth more than the
                                        principal amount of the SPARQS. To the
                                        extent that the Closing Price at
                                        maturity of shares of Abercrombie &
                                        Fitch Stock at the Exchange Ratio is
                                        less than the Issue Price of the SPARQS
                                        and the shortfall is not offset by the
                                        coupon paid on the SPARQS, you will
                                        lose money on your investment.

                                                                             High        Low     Dividends
                                                                             ----        ---     ---------
                                        (CUSIP 002896207)
                                        2001
                                        First Quarter.................    $   35.75   $   17.81       -
                                        Second Quarter................        45.98       29.70       -
                                        Third Quarter.................        44.25       16.60       -
                                        Fourth Quarter................        27.23       16.60       -
                                        2002
                                        First Quarter.................        30.80       23.04       -
                                        Second Quarter................        33.30       23.61       -
                                        Third Quarter.................        26.26       19.29       -
                                        Fourth Quarter................        25.31       15.57       -
                                        2003
                                        First Quarter.................         30.60      21.34       -
                                        Second Quarter................         33.11      26.14       -
                                        Third Quarter.................         32.80      26.77       -
                                        Fourth Quarter................         31.47      23.49       -
                                        2004
                                        First Quarter.................         33.86      23.64        .125
                                        Second Quarter................         39.12      30.56        .125
                                        Third Quarter.................         38.10      28.00        .125
                                        Fourth Quarter (through
                                           December 27, 2004) ........         46.75      31.68        .125

                                        We make no representation as to the
                                        amount of dividends, if any, that
                                        Abercrombie & Fitch will pay in the
                                        future. In any event, as an investor in
                                        the SPARQS, you will not be entitled to
                                        receive dividends, if any, that may be
                                        payable on Abercrombie & Fitch Stock.

Use of Proceeds and Hedging..........   The net proceeds we receive from the
                                        sale of the SPARQS will be used for
                                        general corporate purposes and, in
                                        part, by us in connection with hedging
                                        our obligations under the SPARQS
                                        through one or more of our
                                        subsidiaries. The original issue price
                                        of the SPARQS includes the Agent's
                                        Commissions (as shown on the cover page
                                        of this pricing supplement) paid with
                                        respect to the SPARQS and the cost of
                                        hedging our obligations under the
                                        SPARQS. The cost of hedging includes
                                        the projected profit that our
                                        subsidiaries expect to realize in
                                        consideration for assuming the risks
                                        inherent in managing the hedging
                                        transactions. Since hedging our
                                        obligations entails risk and may be
                                        influenced by market forces beyond our
                                        or our subsidiaries' control, such
                                        hedging may result in a profit that is
                                        more or less than initially projected,
                                        or could result in a loss. See also
                                        "Use of Proceeds" in the accompanying
                                        prospectus.

                                        On or prior to the day we price the
                                        SPARQS for initial sale to the public,
                                        we, through our subsidiaries or others,
                                        expect to hedge our anticipated
                                        exposure in connection with the SPARQS
                                        by taking positions in Abercrombie &
                                        Fitch Stock, in options contracts on
                                        Abercrombie & Fitch Stock listed on
                                        major securities markets or positions
                                        in any other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging. Such
                                        purchase activity could potentially
                                        increase the price of Abercrombie &
                                        Fitch Stock, and, accordingly,
                                        potentially increase the issue price of
                                        the SPARQS and, therefore, the price at
                                        which Abercrombie & Fitch Stock must
                                        close before you would receive at
                                        maturity an amount of Abercrombie &
                                        Fitch Stock worth as much as or more
                                        than the principal amount of the
                                        SPARQS. In addition, through our
                                        subsidiaries, we are likely to modify
                                        our hedge position throughout the life
                                        of the SPARQS by purchasing and selling
                                        Abercrombie & Fitch Stock, options
                                        contracts on Abercrombie & Fitch Stock
                                        listed on major securities markets or
                                        positions in any other available
                                        securities or instruments that we may
                                        wish to use in connection with such
                                        hedging activities. We cannot give any
                                        assurance that our hedging activities
                                        will not affect the price of
                                        Abercrombie & Fitch Stock and,
                                        therefore, adversely affect the value
                                        of the SPARQS or the payment you will
                                        receive at maturity or upon any
                                        acceleration of the SPARQS.

Supplemental Information Concerning
   Plan of Distribution..............   Under the terms and subject to the
                                        conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of SPARQS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the SPARQS directly
                                        to the public at the public offering
                                        price set forth on the cover page of
                                        this pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date. The Agent may allow a
                                        concession not in excess of $
                                        per SPARQS to other dealers. After the
                                        initial offering of the SPARQS, the
                                        Agent may vary the offering price and
                                        other selling terms from time to time.

                                        We expect to deliver the SPARQS against
                                        payment therefor in New York, New York
                                        on                 , 2005, which will
                                        be the fifth Business Day following the
                                        date of this pricing supplement and of
                                        the pricing of the SPARQS. Under Rule
                                        15c6-1 of the Exchange Act, trades in
                                        the secondary market generally are
                                        required to settle in three Business
                                        Days, unless the parties to any such
                                        trade expressly agree otherwise.
                                        Accordingly, purchasers who wish to
                                        trade SPARQS on the date of pricing or
                                        the next succeeding Business Day will
                                        be required, by virtue of the fact that
                                        the SPARQS initially will settle in
                                        five Business Days (T+5), to specify
                                        alternative settlement arrangements to
                                        prevent a failed settlement.

                                        In order to facilitate the offering of
                                        the SPARQS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        SPARQS or Abercrombie & Fitch Stock.
                                        Specifically, the Agent may sell more
                                        SPARQS than it is obligated to purchase
                                        in connection with the offering,
                                        creating a naked short position in the
                                        SPARQS for its own account. The Agent
                                        must close out any naked short position
                                        by purchasing the SPARQS in the open
                                        market. A naked short position is more
                                        likely to be created if the Agent is
                                        concerned that there may be downward
                                        pressure on the price of the SPARQS in
                                        the open market after pricing that
                                        could adversely affect investors who
                                        purchase in the offering. As an
                                        additional means of facilitating the
                                        offering, the Agent may bid for, and
                                        purchase, SPARQS or Abercrombie & Fitch
                                        Stock in the open market to stabilize
                                        the price of the SPARQS. Any of these
                                        activities may raise or maintain the
                                        market price of the SPARQS above
                                        independent market levels or prevent or
                                        retard a decline in the market price of
                                        the SPARQS. The Agent is not required
                                        to engage in these activities, and may
                                        end any of these activities at any
                                        time. An affiliate of the Agent has
                                        entered into a hedging transaction in
                                        connection with this offering of the
                                        SPARQS. See "--Use of Proceeds and
                                        Hedging" above.

ERISA Matters for Pension Plans
   and Insurance Companies...........   Each fiduciary of a pension,
                                        profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the
                                        SPARQS. Accordingly, among other
                                        factors, the fiduciary should consider
                                        whether the investment would satisfy
                                        the prudence and diversification
                                        requirements of ERISA and would be
                                        consistent with the documents and
                                        instruments governing the Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may be each considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh
                                        plans (also "Plans"). Prohibited
                                        transactions within the meaning of
                                        ERISA or the Code would likely arise,
                                        for example, if the SPARQS are acquired
                                        by or with the assets of a Plan with
                                        respect to which MS & Co., MSDWI or any
                                        of their affiliates is a service
                                        provider or other party in interest,
                                        unless the SPARQS are acquired pursuant
                                        to an exemption from the "prohibited
                                        transaction" rules. A violation of
                                        these prohibited transaction rules
                                        could result in an excise tax or other
                                        liabilities under ERISA and/or Section
                                        4975 of the Code for such persons,
                                        unless exemptive relief is available
                                        under an applicable statutory or
                                        administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the SPARQS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the SPARQS may not be purchased, held
                                        or disposed of by any Plan, any entity
                                        whose underlying assets include "plan
                                        assets" by reason of any Plan's
                                        investment in the entity (a "Plan Asset
                                        Entity") or any person investing "plan
                                        assets" of any Plan, unless such
                                        purchase, holding or disposition is
                                        eligible for exemptive relief,
                                        including relief available under PTCE
                                        96-23, 95-60, 91-38, 90-1, or 84-14 or
                                        such purchase, holding or disposition
                                        is otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan,
                                        transferee or holder of the SPARQS will
                                        be deemed to have represented, in its
                                        corporate and its fiduciary capacity,
                                        by its purchase and holding of the
                                        SPARQS that either (a) it is not a Plan
                                        or a Plan Asset Entity and is not
                                        purchasing such securities on behalf of
                                        or with "plan assets" of any Plan or
                                        with any assets of a governmental or
                                        church plan that is subject to any
                                        federal, state or local law that is
                                        substantially similar to the provisions
                                        of Section 406 of ERISA or Section 4975
                                        of the Code or (b) its purchase,
                                        holding and disposition are eligible
                                        for exemptive relief or such purchase,
                                        holding and disposition are not
                                        prohibited by ERISA or Section 4975 of
                                        the Code (or in the case of a
                                        governmental or church plan, any
                                        substantially similar federal, state or
                                        local law).

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these
                                        rules and the penalties that may be
                                        imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the SPARQS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCEs 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        In addition to considering the
                                        consequences of holding the SPARQS,
                                        employee benefit plans subject to ERISA
                                        or insurance companies deemed to be
                                        investing ERISA plan assets (or other
                                        governmental or church plans subject to
                                        similar regulations, as described
                                        above) purchasing the SPARQS should
                                        also consider the possible implications
                                        of owning Abercrombie & Fitch Stock
                                        upon exchange of the SPARQS at
                                        maturity. Purchasers of the SPARQS have
                                        exclusive responsibility for ensuring
                                        that their purchase, holding and
                                        disposition of the SPARQS do not
                                        violate the prohibited transaction
                                        rules of ERISA or the Code or any
                                        similar regulations applicable to
                                        governmental or church plans, as
                                        described above.

United States Federal Income
  Taxation...........................   The following summary is based on the
                                        advice of Davis Polk & Wardwell, our
                                        special tax counsel ("Tax Counsel"),
                                        and is a general discussion of the
                                        principal potential U.S. federal income
                                        tax consequences to initial investors
                                        in the SPARQS that purchase the SPARQS
                                        at the Issue Price and that will hold
                                        the SPARQS as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        This summary is based on the Code,
                                        administrative pronouncements, judicial
                                        decisions and currently effective and
                                        proposed Treasury regulations, changes
                                        to any of which subsequent to the date
                                        of this pricing supplement may affect
                                        the tax consequences described herein.
                                        This summary does not address all
                                        aspects of U.S. federal income taxation
                                        that may be relevant to a particular
                                        investor in light of the investor's
                                        individual circumstances or to certain
                                        types of investors subject to special
                                        treatment under the U.S. federal income
                                        tax laws (e.g., certain financial
                                        institutions, tax-exempt organizations,
                                        dealers and certain traders in options
                                        or securities, partnerships or other
                                        entities classified as partnerships, or
                                        persons who hold a SPARQS as a part of
                                        a hedging transaction, straddle,
                                        conversion or other integrated
                                        transaction). Additionally, except as
                                        pertains to the withholding tax
                                        described below under "--Non-U.S.
                                        Holders," the effect of the U.S.
                                        federal tax laws, including the effect
                                        of the U.S. federal estate tax laws, on
                                        an investment in the SPARQS by non-U.S.
                                        investors is not discussed. As the law
                                        applicable to the U.S. federal income
                                        taxation of instruments such as the
                                        SPARQS is technical and complex, the
                                        discussion below necessarily represents
                                        only a general summary. Moreover, the
                                        effect of any applicable state, local
                                        or foreign tax laws is not discussed.

                                        General

                                        Pursuant to the terms of the SPARQS and
                                        subject to the discussion below under
                                        "--Non-U.S. Holders," we and every
                                        investor in the SPARQS agree (in the
                                        absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to
                                        characterize a SPARQS for all tax
                                        purposes as an investment unit
                                        consisting of the following components
                                        (the "Components"): (i) a terminable
                                        contract (the "Terminable Forward
                                        Contract") that (a) requires an
                                        investor in a SPARQS (subject to the
                                        Morgan Stanley Call Right) to purchase,
                                        and us to sell, for an amount equal to
                                        the Issue Price (the "Forward Price"),
                                        Abercrombie & Fitch Stock at maturity
                                        and (b) allows us, upon exercise of the
                                        Morgan Stanley Call Right, to terminate
                                        the Terminable Forward Contract by
                                        returning to an investor the Deposit
                                        (as defined below) and paying to an
                                        investor an amount of cash equal to the
                                        difference between the Call Price and
                                        the Deposit; and (ii) a deposit with us
                                        of a fixed amount of cash, equal to the
                                        Issue Price, to secure the investor's
                                        obligation to purchase Abercrombie &
                                        Fitch Stock (the "Deposit"), which
                                        Deposit bears a quarterly compounded
                                        yield of      % per annum, which yield
                                        is based on our cost of borrowing.
                                        Under this characterization, less than
                                        the full quarterly payments on the
                                        SPARQS will be attributable to the
                                        yield on the Deposit. Accordingly, the
                                        excess of the quarterly payments on the
                                        SPARQS over the portion of those
                                        payments attributable to the yield on
                                        the Deposit will represent payments
                                        attributable to the investor's entry
                                        into the Terminable Forward Contract
                                        (the "Contract Fees"). Based on our
                                        determination of the relative fair
                                        market values of the Components at the
                                        time of issuance of the SPARQS, we will
                                        allocate 100% of the Issue Price of the
                                        SPARQS to the Deposit and none to the
                                        Terminable Forward Contract. Our
                                        allocation of the Issue Price between
                                        the Components will be binding on
                                        investors in the SPARQS, unless an
                                        investor timely and explicitly
                                        discloses to the IRS that its
                                        allocation is different from ours. The
                                        treatment of the SPARQS described above
                                        and our allocation are not, however,
                                        binding on the IRS or the courts. No
                                        statutory, judicial or administrative
                                        authority directly addresses the
                                        characterization of the SPARQS or
                                        instruments similar to the SPARQS for
                                        U.S. federal income tax purposes, and
                                        no ruling is being requested from the
                                        IRS with respect to the SPARQS. Due to
                                        the absence of authorities that
                                        directly address instruments that are
                                        similar to the SPARQS, Tax Counsel is
                                        unable to render an opinion as to the
                                        proper U.S. federal income tax
                                        characterization of the SPARQS.
                                        Significant aspects of the U.S. federal
                                        income tax consequences of an
                                        investment in the SPARQS are uncertain,
                                        and no assurance can be given that the
                                        IRS or the courts will agree with the
                                        characterization described herein.
                                        Accordingly, you are urged to consult
                                        your own tax advisor regarding the U.S.
                                        federal income tax consequences of an
                                        investment in the SPARQS (including
                                        alternative characterizations of the
                                        SPARQS) and with respect to any tax
                                        consequences arising under the laws of
                                        any state, local or foreign taxing
                                        jurisdiction. Unless otherwise stated,
                                        the following discussion is based on
                                        the treatment and the allocation
                                        described above.

                                        U.S. Holders

                                        As used herein, the term "U.S. Holder"
                                        means an owner of a SPARQS that is, for
                                        U.S. federal income tax purposes, (i) a
                                        citizen or resident of the United
                                        States, (ii) a corporation created or
                                        organized under the laws of the United
                                        States or any political subdivision
                                        thereof or (iii) an estate or trust the
                                        income of which is subject to U.S.
                                        federal income taxation regardless of
                                        its source.

                                        Tax Treatment of the SPARQS

                                        Assuming the characterization of the
                                        SPARQS and the allocation of the Issue
                                        Price as set forth above, Tax Counsel
                                        believes that the following U.S.
                                        federal income tax consequences should
                                        result.

                                        Quarterly Payments on the SPARQS. To
                                        the extent attributable to the yield on
                                        the Deposit, quarterly payments on the
                                        SPARQS will generally be taxable to a
                                        U.S. Holder as ordinary income at the
                                        time accrued or received in accordance
                                        with the U.S. Holder's method of
                                        accounting for U.S. federal income tax
                                        purposes. As discussed above, any
                                        excess of the quarterly payments over
                                        the portion thereof attributable to the
                                        yield on the Deposit will be treated as
                                        Contract Fees. Although the U.S.
                                        federal income tax treatment of
                                        Contract Fees is uncertain, we intend
                                        to take the position, and the following
                                        discussion assumes, that any Contract
                                        Fees with respect to the SPARQS
                                        constitute taxable income to a U.S.
                                        Holder at the time accrued or received
                                        in accordance with the U.S. Holder's
                                        method of accounting for U.S. federal
                                        income tax purposes.

                                        Tax Basis. Based on our determination
                                        set forth above, the U.S. Holder's tax
                                        basis in the Terminable Forward
                                        Contract will be zero, and the U.S.
                                        Holder's tax basis in the Deposit will
                                        be 100% of the Issue Price.

                                        Settlement of the Terminable Forward
                                        Contract. Upon maturity of the
                                        Terminable Forward Contract, a U.S.
                                        Holder would, pursuant to the
                                        Terminable Forward Contract, be deemed
                                        to have applied the Forward Price
                                        toward the purchase of Abercrombie &
                                        Fitch Stock, and the U.S. Holder would
                                        not recognize any gain or loss with
                                        respect to any Abercrombie & Fitch
                                        Stock received. With respect to any
                                        cash received upon maturity (other than
                                        in respect of any accrued Contract Fees
                                        or accrued but unpaid interest on the
                                        Deposit, which will be taxed as
                                        described above under "--Quarterly
                                        Payments on the SPARQS"), a U.S. Holder
                                        would recognize gain or loss. The
                                        amount of such gain or loss would be
                                        the extent to which the amount of such
                                        cash received differs from the pro rata
                                        portion of the Forward Price allocable
                                        to the cash as described in the
                                        following paragraph. Any such gain or
                                        loss would generally be capital gain or
                                        loss, as the case may be.

                                        With respect to any Abercrombie & Fitch
                                        Stock received upon maturity, the U.S.
                                        Holder would have an adjusted tax basis
                                        in the Abercrombie & Fitch Stock equal
                                        to the pro rata portion of the Forward
                                        Price allocable to it. The allocation
                                        of the Forward Price
                                        between the right to receive cash and
                                        Abercrombie & Fitch Stock should be
                                        based on the amount of the cash
                                        received (excluding cash in respect of
                                        any accrued interest on the Deposit and
                                        any accrued Contract Fees) and the
                                        relative fair market value of
                                        Abercrombie & Fitch Stock received, as
                                        of the Maturity Date. The holding
                                        period for any Abercrombie & Fitch
                                        Stock received would start on the day
                                        after the maturity of the SPARQS.
                                        Although the matter is not free from
                                        doubt, the occurrence of a
                                        Reorganization Event will not cause a
                                        taxable event to occur with respect to
                                        the Terminable Forward Contract.

                                        Price Event Acceleration. Although the
                                        tax consequences of a Price Event
                                        Acceleration are uncertain, we intend
                                        to treat a Price Event Acceleration as
                                        (i) the repayment by us of the Deposit
                                        for a price equal to the Forward Price
                                        plus the present value of the portion
                                        of the remaining scheduled payments on
                                        the SPARQS (from and including the date
                                        of acceleration) that is attributable
                                        to interest on the Deposit, and (ii)
                                        the settlement of the Terminable
                                        Forward Contract through the delivery
                                        by the U.S. Holder to us of the Forward
                                        Price in exchange for (a) shares of
                                        Abercrombie & Fitch Stock and (b) cash
                                        equal to the present value of the
                                        portion of the remaining scheduled
                                        payments on the SPARQS (from and
                                        including the date of acceleration)
                                        that is attributable to Contract Fees.
                                        We will also pay cash representing
                                        unpaid interest on the Deposit and
                                        unpaid Contract Fees that accrued up to
                                        but excluding the date of acceleration.

                                        Assuming the characterization of the
                                        Price Event Acceleration described
                                        above, a U.S. Holder would, with
                                        respect to the price paid by us to
                                        repay the Deposit, recognize capital
                                        gain or loss equal to the difference
                                        between such amount and the U.S.
                                        Holder's basis in the Deposit which
                                        difference, in the case of an initial
                                        investor, would be equal to the present
                                        value of the portion of remaining
                                        scheduled payments on the SPARQS
                                        attributable to the unaccrued interest
                                        on the Deposit. In general, the tax
                                        treatment of the settlement of the
                                        Terminable Forward Contract upon a
                                        Price Event Acceleration would be the
                                        same as described above under
                                        "--Settlement of the Terminable Forward
                                        Contract." However, the tax treatment
                                        of cash received with respect to the
                                        present value of the portion of the
                                        remaining scheduled payments on the
                                        SPARQS that is attributable to Contract
                                        Fees is uncertain. Such amount could be
                                        treated as an adjustment to the Forward
                                        Price, which would reduce the basis a
                                        U.S. Holder would have in Abercrombie &
                                        Fitch Stock received, or as additional
                                        cash proceeds with respect to the
                                        Forward Contract, which would be
                                        treated as described above under
                                        "--Settlement of the Terminable Forward
                                        Contract." U.S. Holders are urged to
                                        consult their own tax advisors
                                        regarding the U.S. federal income tax
                                        treatment of cash received with respect
                                        to the Terminable Forward Contract upon
                                        a Price Event Acceleration.

                                        Any cash received with respect to
                                        accrued interest on the Deposit and any
                                        accrued Contract Fees will be taxed as
                                        described under "--Quarterly Payments
                                        on the SPARQS" above.

                                        Sale, Exchange or Early Retirement of
                                        the SPARQS. Upon a sale or exchange of
                                        a SPARQS prior to the maturity of the
                                        SPARQS, upon the retirement of a SPARQS
                                        prior to maturity pursuant to the
                                        Morgan Stanley Call Right or upon the
                                        occurrence of an Event of Default
                                        Acceleration, a U.S. Holder would
                                        recognize taxable gain or loss equal to
                                        the difference between the amount
                                        realized on such sale, exchange or
                                        retirement and the U.S. Holder's tax
                                        basis in the SPARQS so sold, exchanged
                                        or retired. Any such gain or loss would
                                        generally be capital gain or loss, as
                                        the case may be. Such U.S. Holder's tax
                                        basis in the SPARQS would generally
                                        equal the U.S. Holder's tax basis in
                                        the Deposit. For these purposes, the
                                        amount realized does not include any
                                        amount attributable to accrued but
                                        unpaid interest payments on the
                                        Deposit, which would be taxed as
                                        described under "--Quarterly Payments
                                        on the SPARQS" above. It is uncertain
                                        whether the amount realized includes
                                        any amount attributable to accrued but
                                        unpaid Contract Fees. U.S. Holders
                                        should consult their own tax advisors
                                        regarding the treatment of accrued but
                                        unpaid Contract Fees upon the sale,
                                        exchange or retirement of a SPARQS.

                                        Possible Alternative Tax Treatments of
                                        an Investment in the SPARQS

                                        Due to the absence of authorities that
                                        directly address the proper
                                        characterization of the SPARQS, no
                                        assurance can be given that the IRS
                                        will accept, or that a court will
                                        uphold, the characterization and tax
                                        treatment described above. In
                                        particular, the IRS could seek to
                                        analyze the U.S. federal income tax
                                        consequences of owning a SPARQS under
                                        Treasury regulations governing
                                        contingent payment debt instruments
                                        (the "Contingent Payment Regulations").

                                        If the IRS were successful in asserting
                                        that the Contingent Payment Regulations
                                        applied to the SPARQS, the timing and
                                        character of income thereon would be
                                        significantly affected. Among other
                                        things, a U.S. Holder would be required
                                        to accrue interest income as original
                                        issue discount, subject to adjustments,
                                        at a "comparable yield" on the Issue
                                        Price. In addition, a U.S. Holder would
                                        recognize income upon maturity of the
                                        SPARQS to the extent that the value of
                                        Abercrombie & Fitch Stock and cash (if
                                        any) received exceeded the adjusted
                                        issue price. Furthermore, any gain
                                        realized with respect to the SPARQS
                                        would generally be treated as ordinary
                                        income.

                                        Even if the Contingent Payment
                                        Regulations do not apply to the SPARQS,
                                        other alternative U.S. federal income
                                        tax characterizations or treatments of
                                        the SPARQS are also possible, which if
                                        applied could significantly affect the
                                        timing and character of the income or
                                        loss with respect to the SPARQS. It is
                                        possible, for example, that a SPARQS
                                        could be treated as constituting an
                                        "open transaction" with the result that
                                        the quarterly payments on the SPARQS
                                        might not be accounted for separately
                                        as giving rise to income to U.S.
                                        Holders until the sale, exchange or
                                        retirement of the SPARQS. Other
                                        alternative characterizations are also
                                        possible. Accordingly, prospective
                                        purchasers are urged to consult their
                                        own tax advisors regarding the U.S.
                                        federal income tax consequences of an
                                        investment in the SPARQS.

                                        Backup Withholding and Information
                                        Reporting

                                        Backup withholding may apply in respect
                                        of the amounts paid to a U.S. Holder,
                                        unless such U.S. Holder provides proof
                                        of an applicable exemption or a correct
                                        taxpayer identification number, or
                                        otherwise complies with applicable
                                        requirements of the backup withholding
                                        rules. The amounts withheld under the
                                        backup withholding rules are not an
                                        additional tax and may be refunded, or
                                        credited against the U.S. Holder's U.S.
                                        federal income tax liability, provided
                                        that the required information is
                                        furnished to the IRS. In addition, a
                                        U.S. Holder may also be subject to
                                        information reporting in respect of the
                                        amounts paid to the U.S. Holder, unless
                                        the U.S. Holder provides proof of an
                                        applicable exemption or otherwise
                                        complies with the applicable
                                        requirements of the information
                                        reporting rules.

                                        Non-U.S. Holders

                                        This section only applies to you if you
                                        are a Non-U.S. Holder. As used herein,
                                        the term "Non-U.S. Holder" means a
                                        beneficial owner of a SPARQS that is
                                        for U.S. federal income tax purposes:

                                        o   a nonresident alien individual;

                                        o   a foreign corporation; or

                                        o   a foreign trust or estate.

                                        Notwithstanding the treatment of the
                                        SPARQS as an investment unit consisting
                                        of a Terminable Forward Contract and a
                                        Deposit, significant aspects of the tax
                                        treatment of the SPARQS are uncertain.
                                        Accordingly, any quarterly payments on
                                        the SPARQS made to a Non-U.S. Holder
                                        generally will be withheld upon at a
                                        rate of 30%, or at a reduced rate
                                        specified by an applicable income tax
                                        treaty under an "other income" or
                                        similar provision. In order to claim an
                                        exemption from or a reduction in the
                                        30% withholding tax, a Non-U.S. Holder
                                        of a SPARQS must comply with
                                        certification requirements to establish
                                        that it is not a United States person
                                        and is eligible for a reduction of or
                                        an exemption from withholding under an
                                        applicable tax treaty. If you are a
                                        Non-U.S. Holder, you are urged to
                                        consult your own tax advisor regarding
                                        the tax treatment of the SPARQS,
                                        including the possibility of obtaining
                                        a refund of any withholding tax and the
                                        certification requirements described
                                        above.

                                                                        Annex A

                      Hypothetical Call Price Calculations

The following tables set forth sample calculations of the Call Price for hypothetical Call Dates of July 30, 2005, September 1, 2005 and January 30, 2006 (the scheduled Maturity Date) based on the following hypothetical terms:

o    Original Issue Date: January 31, 2004

o Interest Payment Dates: April 30, 2005, July 30, 2005, October 30, 2005 and the Maturity Date

o Yield to Call: 14% per annum (computed on the basis of a 360-day year of twelve 30-day months)

o    Issue Price: $45.00 per SPARQS

o    Interest Rate: 9% per annum

The Call Price with respect to any Call Date is an amount of cash per SPARQS such that the sum of the present values of all cash flows on each SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payments on each SPARQS), discounted to the Original Issue Date at the applicable Discount Factor, equals the Issue Price. The Discount Factor is based on the hypothetical Yield to Call rate of 14% per annum and the number of years (or fraction of a year) from the Original Issue Date to and including the applicable payment date and is represented by the following formula:

                              1
                            -----
         Discount Factor = 1.14x, where x is the number of years from the Original Issue Date to and including the applicable payment date.

The Call Price in each of the hypothetical examples shown below is determined as follows:

o The known cash flows on the SPARQS (i.e., the interest payments) are discounted to their present value on the Original Issue Date at the applicable Discount Factor. The sum of these present values equals the present value on the Original Issue Date of all of the interest payments payable on the SPARQS to and including the applicable Call Date.

     o For example, the present value of all of the interest payments for the hypothetical Call Date of July 30, 2005 is $1.9282 ($.9799+ $.9483).

o Since the present value of all payments on the SPARQS to and including the Call Date (i.e., the Call Price and all of the interest payment on each SPARQS) must equal the Issue Price, we can determine the present value of the applicable Call Price by subtracting the sum of the present values of the interest payments from the Issue Price.

     o For example, for the hypothetical Call Date of July 30, 2005, the present value of the Call Price is $43.0718 ($45.00 - $1.9282).

o The Call Price is then derived by determining the amount that, when discounted to the Original Issue Date from the applicable Call Date at the applicable Discount Factor, equals the present value of the Call Price.

     o For the hypothetical Call Date of July 30, 2005, the Call Price is therefore $45.9879, which is the amount that if paid on July 30, 2005 has a present value on the Original Issue Date of $43.0718, based on the applicable Discount Factor.

                                     o o o

The Call Prices calculated in the following tables are based upon the hypothetical terms set forth above and the three sample Call Dates. The actual amount you will receive if we call the SPARQS will depend upon the actual terms of the SPARQS and the actual Call Date.

                                                     Call Date of July 30, 2005
                                                     --------------------------

                                                                                                                          Present
                                                                                                                          Value at
                                                                                                                          Original
                                                                                                                         Issue Date
                                               Accrued but                                                                 of Cash
                                                 Unpaid                             Days from Years from   Discount      Received on
                             Issue   Interest   Interest                Total Cash  Original   Original    Factor at    Payment Date
                             Price   Payments  Received on  Call Price Received on    Issue   Issue Date   Yield to      at Yield to
         Payment Date         Paid   Received   Call Date   Received1  Payment Date   Date2  (Days2/360)     Call3           Call
         ------------         ----   --------   ---------   ---------  ------------   -----  -----------  -------------  -----------
January 31, 2005           ($45.00)   --         --           --         --             0        .00000     100.000%       --

April 30, 2005               --      $ 1.0125    --           --        $ 1.0125       90        .25000      96.777%      $  .9799

Call Date (July 30, 2005)    --       --        $ 1.0125      --        $ 1.0125      180        .50000      93.659%      $  .9483

Call Date (July 30, 2005)    --       --         --         $45.9879    $45.9879      180        .50000      93.659%      $43.0718

Total amount received on the Call Date: $47.0004                                                               Total:     $45.0000

Total amount received over the term of the SPARQS: $48.0129

------------------------------

(1) The Call Price of $45.9879 is the dollar amount that has a present value of $43.0718, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 14% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $45.00.

(2)  Based upon a 360-day year of twelve 30-day months.

                         1
                       -----
(3) Discount Factor = 1.14x, where x is Years from Original Issue Date to and including the applicable payment date.

                                                   Call Date of September 1, 2005
                                                   ------------------------------

                                                                                                                          Present
                                                                                                                          Value at
                                                                                                                          Original
                                                                                                                         Issue Date
                                               Accrued but                                                                 of Cash
                                                 Unpaid                             Days from Years from   Discount      Received on
                             Issue   Interest   Interest                Total Cash  Original   Original    Factor at    Payment Date
                             Price   Payments  Received on  Call Price Received on    Issue   Issue Date   Yield to      at Yield to
         Payment Date         Paid   Received   Call Date   Received1  Payment Date   Date2  (Days2/360)     Call3           Call
         ------------         ----   --------   ---------   ---------  ------------   -----  -----------  -------------  -----------
January 31, 2005            ($45.00)   --          --         --        --             0       .00000      100.000%        --
April 30, 2005                --      $ 1.0125     --         --       $ 1.0125       90       .25000       96.777%      $  .9799
July 30, 2005                 --      $ 1.0125     --         --       $ 1.0125      180       .50000       93.659%      $  .9483
Call Date (September 1,       --       --         $  .3488    --       $  .3488      211       .58611       92.608%      $  .3230
   2005)
Call Date (September 1,       --       --          --       $46.1610   $46.1610      211       .58611       92.608%      $42.7488
   2005)
Total amount received on the Call Date: $46.5098                                                              Total:     $45.0000
Total amount received over the term of the SPARQS: $48.5348

------------------------------

(1) The Call Price of $46.1610 is the dollar amount that has a present value of $42.7488, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 14% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $45.00.

(2)  Based upon a 360-day year of twelve 30-day months.

                         1
                       -----
(3) Discount Factor = 1.14x, where x is Years from Original Issue Date to and including the applicable payment date.

                                           Call Date of January 30, 2006 (Maturity Date)
                                           ---------------------------------------------

                                                                                                                          Present
                                                                                                                          Value at
                                                                                                                          Original
                                                                                                                         Issue Date
                                               Accrued but                                                                 of Cash
                                                 Unpaid                             Days from Years from   Discount      Received on
                             Issue   Interest   Interest                Total Cash  Original   Original    Factor at    Payment Date
                             Price   Payments  Received on  Call Price Received on    Issue   Issue Date   Yield to      at Yield to
         Payment Date         Paid   Received   Call Date   Received1  Payment Date   Date2  (Days2/360)     Call3           Call
         ------------         ----   --------   ---------   ---------  ------------   -----  -----------  -------------  -----------
January 31, 2005             ($45.00)  --        --             --        --             0        .00000     100.000%        --
April 30, 2005                 --     $ 1.0125   --             --       $ 1.0125       90        .25000      96.777%      $  .9799
July 30, 2005                  --     $ 1.0125   --             --       $ 1.0125      180        .50000      93.659%      $  .9483
October 30, 2005               --     $ 1.0125   --             --       $ 1.0125      270        .75000      90.640%      $  .9177
Call Date (January 30, 2006)   --       --      $ 1.0125        --       $ 1.0125      360       1.00000      87.719%      $  .8882
Call Date (January 30, 2006)   --       --       --            $47.0433  $47.0433      360       1.00000      87.719%      $41.2659
Total amount received on the Call Date: $48.0558                                                                Total:     $45.0000
Total amount received over the term of the SPARQS: $51.0933

------------------------------

(1) The Call Price of $47.0433 is the dollar amount that has a present value of $41.2659, which has been discounted to the Original Issue Date from the Call Date at the Yield to Call rate of 14% so that the sum of the present values of all of the interest payments on the SPARQS and the present value of the Call Price is equal to the Issue Price of $45.00.

(2)  Based upon a 360-day year of twelve 30-day months.

                         1
                       -----
(3) Discount Factor = 1.14x, where x is Years from Original Issue Date to and including the applicable payment date.